Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194653

CALCULATION OF REGISTRATION FEE

Title of Each Class to be Registered	Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
3.25% Convertible Senior Notes due 2021	$200,000,000(1)	$1,000	$200,000,000(1)	$25,760(2)
Common Stock, $0.01 par value per share	(3)	(3)	(3)	(3)

(1)	Includes 3.25% Convertible Senior Notes due 2021 that may be purchased by the underwriters pursuant to their option to purchase additional 3.25% Convertible Senior Notes due 2021 to cover over-allotments, if any.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	There are also being registered hereby an indeterminate number of shares of common stock into which the 3.25% Convertible Senior Notes due 2021 may be converted. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is payable where convertible securities and the securities into which conversion is offered are registered at the same time and no additional consideration is to be received in connection with the exercise of the conversion privilege.

PROSPECTUS    SUPPLEMENT

(To Prospectus dated March 18, 2014)

$175,000,000

National Health Investors, Inc.

3.25% Convertible Senior Notes due 2021

National Health Investors, Inc. is offering $175 million aggregate principal amount of its 3.25% Convertible Senior Notes due 2021, or the notes, pursuant to this prospectus supplement and the accompanying prospectus. The notes will bear interest at a rate equal to 3.25% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2014. The notes will mature on April 1, 2021.

Holders may convert their notes at their option prior to the close of business on the business day immediately preceding October 1, 2020 but only under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2014 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after October 1, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement. At any time prior to the final conversion period described in this prospectus supplement, we may irrevocably elect, in our sole discretion without the consent of the holders of the notes, to settle all of our future conversion obligations entirely in shares of our common stock.

The conversion rate will initially equal 13.9260 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $71.81 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change.

We may not redeem the notes prior to maturity. No sinking fund will be provided for the notes.

If we undergo a fundamental change, holders may require us to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change purchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, effectively junior to our existing and any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries, as described in this prospectus supplement.

We do not intend to apply for listing of the notes on any securities exchange. Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol “NHI.” The last reported sale price of our common stock on the New York Stock Exchange on March 19, 2014 was $59.84 per share.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in the notes.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)	100.00%	$175,000,000
Underwriting discounts and commissions	2.75%	$4,812,500
Proceeds, before expenses, to us	97.25%	$170,187,500

(1)	Plus accrued interest, if any, from March 25, 2014

The underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to an additional $25 million principal amount of notes from us at the public offering price less the underwriting discount to cover over-allotments, if any.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about March 25, 2014.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Co-Lead Managers

BMO Capital Markets	KeyBanc Capital Markets

Co-Managers

Capital One Securities	JMP Securities	Regions Securities LLC	Stifel

March 19, 2014

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents or such other dates as may be specified therein. Our business, financial condition, results of operations, liquidity and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and the notes offered hereby and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our securities. To the extent that the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in the notes.

All references in this prospectus to “NHI,” “we,” “us,” “our” and “the Company” mean National Health Investors, Inc. and its consolidated subsidiaries (except where specified otherwise or where it is clear from the context that the term means only the issuer of the notes, National Health Investors, Inc.).

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein that are not historical factual statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend to have our forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our intent, belief or expectations as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “estimate,” “could,” “would,” “potential,” “should” or the negative of these forward-looking phases or similar words or phrases. Readers are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, readers should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. As more fully set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, factors that may cause our actual results to differ materially from the expectations expressed or implied by the forward-looking statements include:

•	We depend on the operating success of our customers (facility operators) for collection of our revenues during this time of uncertain economic conditions in the U.S.;

•	We are exposed to the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings;

•	We are exposed to risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates will have on our tenants’ and borrowers’ business;

•	We are exposed to the risk that the cash flows of our tenants and borrowers will be adversely affected by increased liability claims and general and professional liability insurance costs;

•	We are exposed to risks related to environmental laws and the costs associated with the liability related to hazardous substances;

•	We are exposed to the risk that we may not be indemnified by our lessees and borrowers against future litigation;

•	We depend on the success of future acquisitions and investments;

•	We depend on the ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	We may need to incur more debt in the future, which may not be available on terms acceptable to us;

•	We are exposed to the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•	We are exposed to risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other parties;

•	We depend on revenues derived mainly from fixed rate investments in real estate assets, while our debt capital used to finance those investments bears interest primarily at variable rates. This circumstance creates interest rate risk to us;

•	We have covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	We depend on our ability to continue to qualify for taxation as a real estate investment trust;

•	We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders; and

•	We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

SUMMARY

This summary highlights information about us and the notes being offered by this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider prior to investing in the notes. For a more complete understanding of our company, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference.

Our Company

National Health Investors, Inc., incorporated under the laws of Maryland in 1991, is a real estate investment trust (“REIT”) which invests in income-producing health care properties, primarily in the long-term care and senior housing industries. As of December 31, 2013, our portfolio consisted of real estate, mortgage and note investments, and investments in the preferred stock and marketable securities of other REITs. We are a self-managed REIT investing in health care real estate or in the operations thereof through independent third-party managers that generate current income to be distributed to stockholders. We have pursued this strategy by investing primarily in leased properties, loans and transactions allowed by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”). These investments include senior housing (assisted living, independent living and senior living campuses), skilled nursing facilities, hospitals and medical office buildings, all of which are collectively referred to herein as “health care facilities.” We typically fund these investments through three sources of capital: (1) debt financing, including bank lines of credit and ordinary term debt, (2) current cash flow, and (3) the sale of equity securities.

At December 31, 2013, our continuing operations consisted of investments in real estate and mortgage and other notes receivable involving 168 health care facilities located in 30 states. These investments involve 94 senior housing communities, 68 skilled nursing facilities, 4 hospitals, 2 medical office buildings and other notes receivable. These investments (excluding our corporate office with an original cost of $882,000) consisted of properties with an original cost of approximately $1.421 billion, rented under triple-net leases to 23 lessees, and approximately $60.6 million aggregate carrying value of mortgage and other notes receivable due from 15 borrowers.

Our Investments

We continually seek to diversify our portfolio of owned properties by geography, tenant and asset type. Since 2009, we have sought to selectively decrease our exposure to tenants subject to reimbursement risk by increasing our ownership of properties in the assisted living and independent living sectors, which are typically private pay in nature, and placing less emphasis on investments in properties that derive a significant portion of their revenue through governmental reimbursement, primarily from Medicare and Medicaid. While we will occasionally acquire skilled nursing facilities that we believe are in good physical condition, well located and operated by experienced operators, our current investment focus is on acquiring assisted living and memory care facilities, independent living facilities and senior housing campuses which contain two or more facility types.

Our leases are typically triple-net leases on single-tenant properties with an initial leasehold term of 10 to 15 years with one or more five-year renewal options. Our investments may also take the form of acquisitions of properties from other real estate investors, mortgage loans or in operations (through structures allowed by RIDEA). We have also provided construction loans for facilities for which we were already committed to provide long-term financing or for which the operator has agreed to enter into a lease with us upon completion of construction.

As of December 31, 2013, we had an 85% equity interest in, and an affiliate of Bickford Senior Living, or Bickford, had a 15% equity interest in, one of our consolidated subsidiaries that owns 29 assisted living/memory care facilities in six states and also has one facility under construction. The facilities are leased to an operating company, in which we also hold an 85% ownership interest through a taxable REIT subsidiary (a “TRS”), but do not control. This investment with Bickford is structured to comply with the provisions of RIDEA, permitting us to receive rent payments, through a triple-net lease between a property company and an operating company, and giving us the opportunity to capture additional value on any improving performance of the operating company, through distributions to the TRS.

Portfolio

The following tables summarize our investments in real estate and mortgage and other notes receivable as of December 31, 2013:

	Properties	Beds/Sq. Ft.	Annualized Cash Revenue as of December 31, 2013(1)
Real Estate
Assisted Living	58	2,857	$34,693
Senior Living Campus	5	797	6,217
Independent Living	28	3,114	32,727

Senior Housing Communities	91	6,768	73,637
Skilled Nursing Facilities	61	8,174	58,096
Hospitals	3	181	6,498
Medical Office Buildings	2	88,517	1,085

Total Real Estate Properties	157		$139,316

Mortgage and Other Notes Receivable
Assisted Living	2	190	$882
Senior Living Campus	1	76	115

Senior Housing Communities	3	266	997
Skilled Nursing Facilities	7	594	1,417
Hospital	1	70	1,203
Other Notes Receivable	—	—	2,781

Total Mortgage and Other Notes Receivable	11		$6,398

Total Portfolio	168		$145,714

(1)	Includes annualized cash revenue pursuant to leases, annualized interest on our mortgage and note investments, in each case as of December 31, 2013. An additional $3,940,000 of annualized dividend income not included in this table results in total annualized portfolio revenue of $149,654,000.

	Properties	Annualized Cash Revenue as of December 31, 2013	% of Annualized Cash Revenue as of December 31, 2013
Portfolio Summary
Real Estate Properties	157	$139,316	95.6%
Mortgage and Other Notes Receivable	11	6,398	4.4%

Total Portfolio	168	$145,714	100.0%

Summary of Facilities by Type
Assisted Living	60	$35,575	24.4%
Independent Living	28	32,727	22.5%
Senior Living Campus	6	6,332	4.3%

Senior Housing Communities	94	74,634	51.2%
Skilled Nursing Facilities	68	59,513	40.8%
Hospitals	4	7,701	5.3%
Medical Office Buildings	2	1,085	0.8%
Other	—	2,781	1.9%

Total Portfolio	168	$145,714	100.0%

Portfolio by Operator Type
Public	53	$42,611	29.2%
National Chain (Privately-Owned)	29	35,803	24.6%
Regional	75	59,364	40.8%
Small	11	7,936	5.4%

Total Portfolio	168	$145,714	100.0%

We also invest in preferred and common shares issued by other publicly-held REITs. At December 31, 2013, such investments had a carrying value of approximately $50.8 million.

As of December 31, 2013, annualized cash revenue pursuant to our leases was approximately $139.3 million (including cash rent from our RIDEA transactions with Bickford) and annualized interest from our mortgage and other note investments was approximately $6.4 million. Additionally, as of December 31, 2013, the weighted average remaining term of our leases was approximately 11 years.

The following table sets forth the percentage of our annualized cash revenue as of December 31, 2013 by source. Cash revenue includes annualized cash rent of $139.3 million pursuant to leases in place at December 31, 2013, as well as $10.3 million of annualized REIT dividends and interest income on mortgage and note investments.

Tenant/Guarantor	Facility Type	% of Annualized Cash Revenue as of December 31, 2013
National HealthCare Corporation	Skilled Nursing Facility/Senior Housing	23.2
Holiday Acquisition Holdings LLC	Senior Housing	21.0
Bickford Senior Living	Senior Housing	13.6
Legend Healthcare, LLC	Skilled Nursing Facility	8.0
Health Services Management, Inc.	Skilled Nursing Facility	4.4
Emeritus Corporation	Senior Housing	3.2
Fundamental Long Term Care Holdings, LLC	Skilled Nursing Facility	2.9
LTC Properties, Inc.	Healthcare REIT	2.6
Senior Living Management Corporation, LLC	Senior Housing	2.6
Sante Partners	Senior Housing	2.2

The following table sets forth the percentage of our annualized cash lease and mortgage revenue as of December 31, 2013 contributed from facilities located in the ten states contributing the most of our annualized revenue.

State	% of Annualized Cash Revenue as of December 31, 2013
Tennessee	12.4
Florida	12.1
Texas	11.9
California	8.6
South Carolina	6.6
Illinois	4.4
Washington	4.0
Arizona	3.3
Indiana	3.1
Iowa	3.1

Principal Executive Offices

Our executive offices are located at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, and our telephone number is (615) 890-9100.

Recent Developments

Holiday Portfolio Acquisition

In December 2013 we acquired 25 independent living facilities from certain affiliates of Holiday Acquisition Holdings LLC, or Holiday, for approximately $491 million plus transaction costs of approximately $2 million. We have leased this portfolio to a subsidiary of Holiday pursuant to a triple-net master lease, and an affiliate of Holiday continues to operate the facilities pursuant to a management agreement.

The master lease term of 17 years began in December 2013 and provides for initial base rent of approximately $31.9 million plus annual escalators of 4.5% in the first 3 years and a minimum of 3.5% each year thereafter. Holiday will be our largest tenant in 2014, with anticipated contractual revenues in excess of 25% of our total contractual revenues. Holiday’s obligations to us under the master lease are guaranteed by its indirect parent, Holiday AL Holdings, LP.

With the acquisition of the 25 independent living facilities from Holiday in December 2013, less than 40% of our contractual revenue for 2014 is expected to come from skilled nursing facilities. With this acquisition, we have further diversified across asset types and have achieved a concentration of revenue from large national tenants who are recognized leaders in their industries. Bickford is our largest assisted living/memory care tenant, Holiday is our largest independent living tenant and National HealthCare Corporation, or NHC, is our largest skilled nursing tenant, as measured by annual contractual lease revenue from these tenants as a percentage of total revenue from continuing operations.

Pending Acquisitions

We are in the process of negotiating a purchase agreement to acquire 3 skilled nursing facilities and an assisted living facility for approximately $42 million. We expect to lease these facilities for an initial term of 15 years at an aggregate annual lease amount of approximately $3.5 million, plus annual fixed escalators. We are also in the process of negotiating a purchase agreement to acquire one memory care facility from a third party, which we expect to lease to an existing tenant for an initial term of 15 years at an aggregate annual lease amount of $920,000, plus annual fixed escalators. While we expect to consummate these acquisitions by April 30, 2014, they are subject to ongoing due diligence, the execution of definitive agreements and customary closing conditions; accordingly no assurance can be given that we will complete these acquisitions or enter into leases on the terms described above or at all.

Credit Agreement

We are in the process of negotiating an amendment to our Second Amended and Restated Credit Agreement, as amended (the “Existing Credit Agreement”). Currently, the $370 million unsecured facility provides for revolving borrowings of up to $250 million, maturing in 2018 (inclusive of a one year extension option), and includes a $250 million term loan, maturing in 2018, and $120 million of term loans, maturing in 2020. The facility includes an uncommitted incremental facility feature allowing for an additional $130 million of borrowings. Interest rates are determined with reference to our consolidated leverage ratio, as defined in the credit agreement, and range from, at our option, for revolving loans, 140-190 basis points over LIBOR or 40-90 basis points over the prime rate, and for term loans, 150-200 basis points over LIBOR or 50-100 basis points over the prime rate. The amendment that we are seeking would increase the amount of revolving borrowings available to us to $450 million, maturing in 2019 (inclusive of a one year extension option) and would include a new term loan in the principal amount of $125 million, maturing in 2020. We expect to use a portion of the proceeds of the new borrowings to refinance certain existing indebtedness, including, without limitation, all amounts outstanding under the Existing Credit Agreement other than the existing term loans in an aggregate amount of $120 million, which we expect will remain outstanding. We expect that the other material terms of the facility will remain substantially unchanged. While we are actively negotiating this amendment, no assurance can be given that these negotiations will be successful.

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For purposes of this “offering summary,” references to “National Health Investors, Inc.,” “we,” “our” and “us” refer only to National Health Investors, Inc. and not its subsidiaries. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	National Health Investors, Inc., a Maryland corporation

Securities Offered	$175 million principal amount of 3.25% Convertible Senior Notes due 2021 (plus up to an additional $25 million principal amount if the underwriters exercise their option to purchase additional notes to cover over-allotments, if any).

Maturity	April 1, 2021 unless earlier repurchased by us or converted.

Issue Price	100%

Interest	3.25% per year. Interest will accrue from the date of issuance (which is scheduled for March 25, 2014) or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2014.

We will also be required to pay additional interest on the notes under the circumstances described under “Description of the Notes—Events of Default.”

Conversion Rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding October 1, 2020, but only under the following circumstances:

•	during any fiscal quarter commencing after June 30, 2014 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•	during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events described under “Description of the Notes—Conversion Rights—Conversion Upon Specified Corporate Events.”

On or after October 1, 2020, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially equal 13.9260 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $71.81 per share of common stock), subject to adjustment as described in this prospectus supplement.

In addition, following the occurrence of certain corporate events, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such corporate event. See “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”

You will not receive any additional cash payment representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by our payment or delivery, as the case may be, of the cash, shares of our common stock or combination of cash and shares of our common stock into which your note is convertible. See “Description of the Notes—Conversion Rights—General.”

Settlement Upon Conversion

Subject to our ability to irrevocably elect to satisfy all future conversion obligations entirely in shares of our common stock, upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election. We refer to our obligation to pay or deliver these amounts as our conversion obligation. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock (rather than solely through delivery of shares of our common stock), the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in the 20 trading-day cash settlement averaging period (as described herein). At any time prior to the period beginning on the 25th scheduled trading day prior to the maturity date of the notes and ending at 5:00 p.m., New York City Time, on the second scheduled trading day prior to the maturity date, which we refer to as the final conversion period, we may irrevocably elect, in our sole discretion without the consent of the holders of the notes, to settle all of our future conversion obligations entirely in shares of our common stock. If we so elect, we will deliver to you, per each $1,000 principal amount of notes converted, a number of shares of our common stock equal to the conversion rate. See “Description of the Notes—Conversion Rights—Settlement Upon Conversion.”

No Redemption	We may not redeem the notes prior to maturity, and no sinking fund will be provided for the notes.

Fundamental Change	If we undergo a “fundamental change” (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), subject to certain conditions, you may require us to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•	effectively junior in right of payment to our existing and any future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries.

As of December 31, 2013, our total consolidated indebtedness was approximately $617.1 million, approximately $80.1 million of which was secured indebtedness of our subsidiaries to third parties (excluding trade payables) to which the notes would have been structurally subordinated.

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.

Events of Default	Except as described under “Description of the Notes—Events of Default,” if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Ownership Limit	Subject to certain exceptions, our charter restricts ownership of more than 7.5% by number or value of our outstanding shares of common stock for all stockholders who are not excepted holders (as defined under “Certain Provisions of Maryland Law and NHI’s Charter and Bylaws—Transfer and Ownership Restrictions Relating to our Common and Preferred Stock” in the accompanying prospectus) in order to protect our status as a REIT for U.S. federal income tax purposes. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive our common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter.

If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 7.5% (by number or value) of the shares of common stock outstanding at such time.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	The notes are a new issue of securities and we do not intend to list the notes on any national securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including the market price of our common stock, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the representatives of the underwriters that certain underwriters currently intend to make a market in the notes after this offering is completed. However, such underwriters are not obligated to do so, and they may cease their market-making at any time and without notice.

No Listing	We do not intend to apply for listing of the notes on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “NHI.”

Material U.S. Federal Income Tax Consequences	For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of our common stock into which the notes are convertible, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement and “Federal Income Tax Considerations and Consequences of Your Investment” in the accompanying prospectus.

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $169.3 million (or approximately $193.6 million if the underwriters exercise their option to purchase additional notes to cover over-allotments, if any, in full), after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. We intend to use the net proceeds from this offering to reduce amounts outstanding under our revolving credit facility and for general working capital purposes. Affiliates of certain of the underwriters of this offering are lenders under our revolving credit facility and will receive their pro rata portions of amounts repaid thereunder with the net proceeds from this offering.

Governing Law	New York.

Risk Factors	An investment in the notes involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-13 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

RISK FACTORS

Investing in the notes and our common stock involves a high degree of risk. Before deciding to purchase the notes offered by this prospectus supplement, you should carefully consider the following risks and uncertainties, as well as those under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference into this prospectus supplement. For information regarding where you can find these reports, see “Where You Can Find More Information” in this prospectus supplement.

The risks and uncertainties we discuss in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are those we currently believe may materially affect us. If any of these risks and uncertainties are realized, our business, prospects, financial condition, liquidity and results of operations (including our ability to pay dividends on our common stock and to service our debt, including the notes) may be materially and adversely affected, the market price of the notes and our common stock could decline significantly and you could lose all or a substantial part of your investment. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition, liquidity and results of operations (including our ability to pay dividends on our common stock and to service our debt, including the notes).

Risks Related to the Notes and to this Offering

We expect that the trading price of the notes will be significantly affected by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

For example, the trading price of the notes will increase with the market price and volatility of our common stock. We cannot, however, predict whether the market price of our common stock will rise or fall or whether the volatility of our common stock will continue at its historical level. In addition, general market conditions, including the level of, and fluctuations in, the market price of stocks generally, may affect the market price and the volatility of our common stock. Moreover, we may or may not choose to take actions that could influence the volatility of our common stock.

Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease, but the value of the convertibility option embedded in the notes will likely increase. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

The claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee the notes. In addition, we are a parent company that conducts substantially all of its operations through its subsidiaries. Our ability to repay our debt, including the notes, depends on the performance of our subsidiaries which typically own our real estate investments that generate our underlying cash flows and distribute cash flows to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors and preferred stockholders of these subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of December 31, 2013, the notes would have been structurally subordinated to approximately $80.1 million of indebtedness and other liabilities of our subsidiaries to third parties (excluding trade payables).

Substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our subsidiaries is obligated to make funds available to us for payment on the notes. The ability of our subsidiaries to make funds available to us for payment on the notes is subject to their satisfaction of any senior obligations of the subsidiaries or other restrictions. We cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. In addition, any payment of dividends, distributions or loans to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate.

Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

We currently have and, after this offering, will continue to have a significant amount of indebtedness to lenders who have provided financing for our real estate investments. As of December 31, 2013, our total consolidated indebtedness was approximately $617.1 million (excluding trade payables and unfunded commitments). The existence of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes.

Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a significant portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	constrain us from exploiting business opportunities;

•	place us at a competitive disadvantage compared to those of our competitors that may have less indebtedness; and

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. If we failed to comply with those or other covenants, the potential resulting event of default, if not cured or waived, could result in the acceleration of all of our debt.

In the future, we and our subsidiaries may be able to incur substantially more indebtedness. This could further increase the risks associated with having a leveraged balance sheet.

We and our subsidiaries may be able to incur additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that will be structurally senior to the notes. Furthermore, the indenture governing the terms of the notes will not limit the amount of debt that we or our subsidiaries may issue or incur. Adding additional indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes. In particular, we are currently seeking to expand our revolving credit facility and negotiate a $125 million term loan, however no assurance can be given that we will be successful in doing so.

Servicing our debt requires a significant amount of cash, and in the future we may not have sufficient cash flow from our business to pay our indebtedness.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The notes are not protected by restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the notes.

The indenture governing the notes will not contain any financial covenants and will not restrict us from paying dividends, incurring debt or issuing or repurchasing our other securities. Because the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us, except to the extent described under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes,” “Description of the Notes—Consolidation, Merger and Sale of Assets” and “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change,” we may engage in transactions that may impair our ability to fulfill our obligations under the notes. Other than the repurchase right, the restrictions provided by the merger covenant and our obligation to increase the conversion rate with respect to the notes in certain circumstances upon the occurrence of certain events, we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transactions.

Recent and future regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement this strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC Regulation SHO, the Financial Industry Regulatory Authority, Inc.’s, or FINRA, “Limit Up-Limit Down” program, market-wide circuit breaker systems that halt trading of securities for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. Past regulatory actions, including emergency actions or regulations have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock or enter into swaps on our common stock could similarly adversely affect the trading price and the liquidity of the notes.

In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely effected.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common shares of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets.

The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common shares, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Act, could similarly adversely affect the trading price and the liquidity of the notes.

Some significant restructuring transactions that may adversely affect you may not constitute a “fundamental change” under the indenture, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a “fundamental change” (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), you have the right, at your option, to require us to repurchase your notes for cash. However, the definition of fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the fundamental change provision of the indenture will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.

Upon the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our common stock in such make-whole fundamental change, all as described below under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”

Although the adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change is designed to compensate you for the option value of your notes that you lose as a result of a make-whole fundamental change, it is only an estimate of such value and may not adequately compensate you for such lost option value. In addition, if the price paid (or deemed paid) for our common stock in the make-whole fundamental change is greater than $130.00 per share or less than $59.84 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such make-whole fundamental change. Moreover, in no event will we increase the conversion rate solely because of such an adjustment to a rate that exceeds 16.7112 shares of common stock per $1,000 principal amount of notes, subject to adjustments in accordance with the indenture.

Furthermore, the definition of make-whole fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as leveraged recapitalizations, refinancings, restructurings or acquisitions may not trigger a make-whole fundamental change, but could still significantly affect the trading characteristics of our common stock and thereby reduce the option value embedded in the notes.

In addition, our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles such as the reasonableness of economic remedies.

Adjustments to the conversion rate do not cover all dilutive events that may adversely affect the value of the notes.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of our capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur and that event may not result in an adjustment to the conversion rate.

We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.

If a fundamental change occurs, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof such that the principal amount that remains outstanding of each note purchased in part equals $1,000 or an integral multiple of $1,000 in excess thereof. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. In addition, upon conversion of the notes, unless we elect to settle the conversion entirely in shares of our common stock, we will be required to make cash payments in respect of the notes being converted. However, we may not have sufficient funds at the time we are required to purchase the notes surrendered therefor or to make cash payments on the notes being converted and we may not be able to arrange necessary financing on acceptable terms, if at all. In addition, our ability to purchase the notes may be limited by law, by regulatory authority, by the agreements governing our other indebtedness outstanding at the time or by restrictions, pursuant to any applicable agreements governing our indebtedness or otherwise, on the ability of our subsidiaries to make distributions to us. If we fail to pay the fundamental change purchase price when due, or fail to pay any amount of cash due upon conversion within five business days of its due date, we will be in default under the indenture governing the notes. A default under the indenture or the fundamental change itself could also constitute a default under the agreements governing our other existing and future indebtedness which would further restrict our ability to make required payments under the notes. In particular, the occurrence of certain events that would constitute a fundamental change would also constitute an event of default under our existing credit agreements.

If an active trading market does not develop for the notes, you may not be able to resell them.

Prior to this offering, there was no public market for the notes, and we do not currently plan to list the notes on any securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The liquidity of the trading market in the notes and future trading prices of the notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have been informed by the representatives of the underwriters that certain underwriters currently intend to make a market in the notes after this offering is completed. However, such underwriters may cease their market-making at any time.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

If there were a payment event of default under any of the agreements relating to our outstanding indebtedness or an acceleration of such indebtedness, in each case in respect of indebtedness having an aggregate principal amount of more than $10 million, the holders of the notes could declare all amounts outstanding under the notes to be immediately due and payable. We cannot assure you that our cash flows or assets would be sufficient to fully repay the notes and our other outstanding indebtedness.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition.

If one of the conversion contingencies is triggered, holders of notes will be entitled to convert the notes at any time during specified periods. See “Description of the Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of common stock, we would be required to settle a portion of or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity and various aspects of our business (including our credit ratings and the trading price of the notes).

The conditional conversion feature of the notes could result in your receiving less than the value of the cash, shares of common stock or the cash and shares of common stock, if any, as the case may be, into which your notes would otherwise be convertible.

Prior to October 1, 2020, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, shares of common stock or combination of cash and shares of common stock, if any, as the case may be, into which your notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common stock after the issuance of the notes in this offering and prior to such date. In addition, the inability to freely convert your notes may also adversely affect the trading price of the notes and your ability to resell the notes.

The settlement feature of the notes may have adverse consequences.

The settlement feature of the notes, as described under “Description of the Notes—Conversion Rights—Settlement Upon Conversion,” may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to the market risks of our shares before receiving any shares upon conversion.

That is, unless we elect to settle the conversion entirely in shares of our common stock, upon conversion of the notes, you will, at our election, receive cash, or a combination of cash and shares of our common stock, based upon the volume weighted average prices of our common stock for each of the 20 trading days during the applicable cash settlement averaging period. As described under “Description of the Notes—Conversion Rights—Settlement Upon Conversion,” this period means, for notes with a conversion date occurring on or after the 25th scheduled trading day before the maturity date, the 20 consecutive trading-day period beginning on, and including, the 22nd scheduled trading day prior to the maturity date (or, if such scheduled trading day is not a trading day, the immediately following trading day), and in all other instances, the 20 consecutive trading day period beginning on, and including, the third trading day immediately following the related conversion date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. Furthermore, because we may settle all or a portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity. See “Description of the Notes—Conversion Rights—Settlement Upon Conversion.”

We may issue additional shares of our common stock or instruments convertible into our common stock, including in connection with conversions of notes, and thereby materially and adversely affect the price of our common stock, and, in turn, the notes.

Subject to lock-up provisions described under “Underwriting,” we are not restricted from issuing additional shares of our common stock or other instruments convertible into our common stock during the life of the notes. See “Underwriting.” We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. If we issue additional shares of our common stock or instruments convertible into our common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the notes. Furthermore, the conversion or exercise of some or all of the notes may dilute the ownership interests of existing stockholders, and any sales in the public market of shares of our common stock issuable upon any such conversion or exercise could adversely affect prevailing market prices of our common stock or the notes. In addition, the anticipated issuance and sale of substantial amounts of common stock or the anticipated conversion or exercise of securities into shares of our common stock could depress the price of our common stock.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

In May 2008 (and effective for fiscal years beginning after December 15, 2008), the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which we refer to as FSP APB 14-1 (and which subsequently was included under FASB Accounting Standards Codification Section, or ASC, 470-20, Debt with Conversion and other Options). Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of equity on our consolidated balance sheets and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the accretion of the discounted carrying value of the notes to their face amount over the term of the notes. This could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes. In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. Nor can we be sure that we will continue to qualify for the use of the treasury stock method under generally accepted accounting principles, which require us to demonstrate the financial ability to settle the notes in cash. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected which would likely negatively impact the trading price of the notes and our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock to the extent our conversion obligations include shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), until the time at which they become record holders of our common stock, which, if we deliver shares of common stock as part of our conversion obligation, will, if we elect to satisfy our conversion obligation by delivering solely shares of common stock, be the close of business on the conversion date, and otherwise will generally be the close of business on the last trading day of the applicable cash settlement averaging period, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of our common stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our common stock. In addition, because of the conditional conversion, and the settlement features of the notes, which would permit us to satisfy our obligation upon conversion solely in cash, should we elect to do so, you may not be able to convert your notes until October 1, 2020 and you may not receive any shares upon conversion.

Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change or a make-whole fundamental change.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. In addition, if an acquisition event constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such make-whole fundamental change. Our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

We have not established a minimum dividend payment on our common stock and no assurance can be given that we will be able to make dividend payments to our stockholders in the future at current levels or at all.

We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum dividend payment on our common stock, and our ability to make dividend payments may be adversely affected by a number of factors, including the risk factors contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Although we have made, and anticipate continuing to make, quarterly dividend payments to our stockholders, our Board of Directors has the sole discretion to determine the timing, form and amount of any future dividend payments to our stockholders, and such determination will depend on our earnings, financial condition, debt covenants, maintenance of our REIT qualification and other factors as our Board of Directors may deem relevant from time to time. As a result, no assurance can be given that we will be able to continue to make dividend payments to our stockholders in the future or that the level of any future dividend payments we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could have a material adverse effect on us.

In addition, dividend payments that we make to our stockholders are generally taxable to our stockholders as ordinary income. However, a portion of our dividend payments may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Ownership limitations in our charter may impair the ability of holders to convert notes into our common stock.

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our charter restricts ownership of more than 7.5%, in number or value, of our outstanding shares of common stock, other than for certain excepted holders, pursuant to an agreement with our Board of Directors. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus. If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 7.5% (by number or value) of the shares of common stock outstanding at such time. See “Federal Income Tax Considerations and Consequences of Your Investment” in the accompanying prospectus.

We will not be able to deliver our common stock, even if we would otherwise choose to do so, to any holder of notes if the delivery of our common stock would cause that holder to exceed the ownership limits described above.

Risks Related to Taxation

Certain of the possible adjustments to the conversion rate may result in a deemed distribution from us to a holder of a note that will be taxable even though the holder does not receive a corresponding distribution of cash.

The conversion rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion rate of the notes are made, a holder may be deemed to have received a taxable distribution from us even though the holder does not receive a corresponding distribution of cash. A deemed distribution to a non-United States holder (as defined under “Certain U.S. Federal Income Tax Considerations”) may be subject to U.S. federal withholding tax, which may be set off against subsequent payments of cash and common stock. See “Certain U.S. Federal Income Tax Considerations.”

The tax consequences of a conversion of notes for a combination of cash and shares of our common stock are unclear.

The amount of gain or loss that may be recognized upon a conversion of notes for a combination of cash and shares of our common stock is unclear. See “Certain U.S. Federal Income Tax Considerations.”

We may choose to pay dividends in our own stock possibly requiring our stockholders to pay taxes in excess of the cash dividends they receive.

Although we have no current intention to do so, we may in the future distribute taxable dividends payable either in cash or shares of our stock at the election of each stockholder, but subject to a limitation on the amount of cash that may be distributed. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend, whether received as cash or shares of our common stock, as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $169.3 million (or approximately $193.6 million if the underwriters exercise their option to purchase additional notes to cover over-allotments, if any, in full), after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. We intend to use the net proceeds from this offering to reduce amounts outstanding under our revolving credit facility and for general working capital purposes. Affiliates of certain of the underwriters of this offering are lenders under our revolving credit facility and will receive their pro rata portions of amounts repaid thereunder with the net proceeds from this offering. As of March 14, 2014, we had outstanding borrowings of approximately $172.0 million under our revolving credit facility that bore interest at LIBOR plus 165 basis points and mature in 2018 (inclusive of a one year extension option).

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2013:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of $175 million principal amount of notes in this offering (assuming the underwriters do not exercise their option to purchase additional notes), after deducting the underwriting discounts and commissions and other estimated expenses of this offering payable by us.

No adjustments have been made to reflect normal course operations by us or other developments with our business after December 31, 2013. As a result, the as adjusted information provided below is not indicative of our actual consolidated capitalization as of any date. In particular, the below table does not reflect approximately $5 million borrowed under our revolving credit facility since December 31, 2013. You should read this table in conjunction with our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which report is incorporated by reference into this prospectus supplement.

	As of December 31, 2013
	Actual	As Adjusted
		Unaudited
	(Dollars in thousands)
Revolving credit facility—unsecured	$167,000	$—
Bank term loans—unsecured	370,000	370,000
Convertible debt (net of original issue discount of $5,175)(1)	—	169,825
Fannie Mae term loans—secured (including a premium of $1,756)	80,080	80,080

Total debt	617,080	619,905

National Health Investors Stockholders’ Equity
Common stock, $.01 par value; 40,000,000 shares authorized; 33,051,176 shares issued and outstanding as of December 31, 2013	330	330
Capital in excess of par value(1)	753,635	758,641
Cumulative dividends in excess of net income	3,043	3,043
Accumulated other comprehensive income	9,538	9,538

Total National Health Investors Stockholders’ Equity	766,546	771,552
Noncontrolling interest	10,614	10,614

Total equity	777,160	782,166

Total capitalization	$1,394,240	$1,402,071

(1)	As prescribed by FASB guidance, ASC 470-20, the feature that allows the holder to convert the notes into shares of our common stock will be reflected on our balance sheet in stockholders’ equity and is measured as the difference between the proceeds received and the fair value of a similar liability that does not have a conversion feature. The debt will be reported at a discount to the face amount and will accrete up to the face amount over the expected term of the debt.

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture, which we refer to as the base indenture, to be dated as of March 25, 2014, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture with respect to the notes, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

You may request a copy of the indenture from us as described below under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. For purposes of this description, references to “National Health Investors, Inc.,” “we,” “our” and “us” refer only to National Health Investors, Inc. and not to its subsidiaries.

General

The notes:

•	will be our general unsecured, senior obligations;

•	will initially be limited to an aggregate principal amount of $175 million (or $200 million if the underwriters exercise their option to purchase additional notes to cover over-allotments, if any, in full);

•	will bear cash interest from the date of issuance (which is scheduled for March 25, 2014) at an annual rate of 3.25% payable on April 1 and October 1 of each year, beginning on October 1, 2014;

•	will not be redeemable prior to maturity;

•	will be subject to purchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

•	will mature on April 1, 2021, unless earlier converted or repurchased;

•	will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at a conversion rate initially equal to 13.9260 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $71.81 per share of common stock). The conversion rate is subject to adjustment if certain events occur. See “—Conversion Rights—Conversion Rate Adjustments” and “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”

Subject to our ability to irrevocably elect to satisfy all future conversion obligations entirely in shares of our common stock, upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under “—Conversion Rights—Settlement Upon Conversion.” Holders will not receive any additional cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the circumstances described below under “—Conversion Rights—General.”

The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture, as it relates to the notes, will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without notice to or the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue (and part of the same series) as the notes offered hereby for federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on any securities exchange or an interdealer quotation system.

The notes will not have the benefit of a sinking fund.

Except to the extent the context otherwise requires, we use the term notes in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, par value $0.01 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay principal of any certificated notes at the office or agency designated by us for that purpose. We will pay interest on any certificated note by check mailed to the address of the registered holder of such note; provided, however, that we will pay interest to any holder of more than $2 million aggregate principal amount of certificated notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or repurchase upon a fundamental change.

Interest

The notes will bear cash interest at a rate of 3.25% per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, the date of issuance (which is scheduled for March 25, 2014). Interest will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2014.

Interest will be paid to the person in whose name a note is registered at the close of business on the March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any fundamental change purchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The notes will be the direct unsecured obligations of National Health Investors, Inc. and will not be guaranteed by any of our subsidiaries. The notes will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries.

As of December 31, 2013, our total consolidated indebtedness was approximately $ 617.1 million, approximately $80.1 million of which was secured indebtedness of our subsidiaries to which the notes would have been structurally subordinated.

Ownership Limit

Subject to certain exceptions, our charter restricts ownership of more than 7.5%, by number or value, of our outstanding shares of common stock, in order to protect our status as a REIT for U.S. federal income tax purposes. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter.

If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 7.5% (by number or value) of the shares of common stock outstanding at such time.

Conversion Rights

General

Prior to the close of business on the business day immediately preceding October 1, 2020, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion Upon Satisfaction of Sale Price Condition,” “—Conversion Upon Satisfaction of Trading Price Condition,” and “—Conversion Upon Specified Corporate Events.” On or after October 1, 2020 holders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

The conversion rate will initially equal 13.9260 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $71.81 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement Upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a “daily conversion value” (as defined below) calculated on a proportionate basis for each trading day in a 20 trading-day “cash settlement averaging period” (as defined below), all as set forth under “—Settlement Upon Conversion.” If we elect to satisfy our conversion obligation solely in shares, we will deliver to the converting holder a number of shares of common stock equal to the product of (1) the aggregate principal amount of notes to be converted, divided by $1,000 and (2) the conversion rate, all as set forth under “—Settlement Upon Conversion.” The trustee will initially act as the conversion agent.

At any time prior to the final conversion period described below, we may irrevocably elect, in our sole discretion and without the consent of the holders of the notes, by notice to the trustee and holders of the notes, to satisfy all conversion obligations arising after the time of such notice entirely in shares of common stock. Simultaneously with providing such notice, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing such election or publish that information in the Wall Street Journal or another newspaper of general circulation in The City of New York or on the Company’s website.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount that remains outstanding of each note that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof.

If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any (or dividends, if we declare any), except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “—Settlement Upon Conversion.” Our payment or delivery, as the case may be, to you of the cash, shares of our common stock or combination of cash and shares of our common stock, together with any cash payment for any fractional share, into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest, if any, on the note, to, but not including, the conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a note, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the record date immediately preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

For the avoidance of doubt, all record holders of notes on the regular record date immediately preceding the maturity date and any fundamental change repurchase date described in the bullets in the preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted following such regular record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion, only under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding October 1, 2020, holders may surrender their notes for conversion during any fiscal quarter commencing after June 30, 2014 (and only during such fiscal quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

The “last reported sale price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for our common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include one or more of the underwriters. Any such determination will be conclusive absent manifest error.

“Trading day” means a scheduled trading day on which (i) trading in our common stock generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) there is no market disruption event. If our common stock is not so listed or traded, “trading day” means a “business day.”

“Market disruption event” means, if our common stock is listed for trading on the New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

Conversion Upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding October 1, 2020, a holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period, which we refer to as the measurement period, in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include one or more of the underwriters; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error. If we do not so instruct the bid solicitation agent to obtain bids when required, or the bid solicitation agent fails to solicit bids when required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each day we or it fails to do so. We will be the initial bid solicitation agent.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders and the trustee. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders and the trustee.

Conversion Upon Specified Corporate Events

Certain Distributions

If we elect to:

•	issue to all or substantially all holders of our common stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; or

•	distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors, or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution;

we must notify the holders of the notes at least 30 scheduled trading days prior to the ex-dividend date (as defined herein) for such issuance or distribution. Holders may surrender their notes for conversion at any time during the period beginning on the 25th scheduled trading day immediately prior to the ex-dividend date for such issuance or distribution and ending on the earlier of (i) 5:00 p.m., New York City time, on the business day immediately preceding such ex-dividend date or (ii) our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. A holder may not convert any of its notes based on this conversion contingency if we provide that holders of the notes shall participate, at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in the relevant transaction described above without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Certain Corporate Events

If (i) a transaction or event that constitutes a “make-whole fundamental change” (as defined under “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change”) occurs or (ii) we are a party to (a) a consolidation, merger, binding share exchange, pursuant to which our common stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of our assets, the notes may be surrendered for conversion at any time from or after the date which is 25 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business, (i) if such transaction or event is a fundamental change, on the business day immediately preceding the related fundamental change purchase date and (ii) otherwise, on the 35th business day immediately following the effective date of such transaction or event. We will notify holders and the trustee of such a transaction:

•	as promptly as practicable following the date we publicly announce such transaction but in no event less than 35 scheduled trading days prior to the anticipated effective date of such transaction; or

•	if we do not have knowledge of such transaction at least 35 scheduled trading days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or After October 1, 2020

On or after October 1, 2020, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the “conversion date.”

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture, except to the extent that a portion of the holder’s note is not subject to such fundamental change purchase notice.

Settlement Upon Conversion

Subject to our ability prior to the final conversion period to irrevocably elect to satisfy all future conversion obligations entirely in shares of our common stock, upon conversion, we may choose to deliver cash, shares of our common stock or a combination of cash and shares of our common stock, as described below.

All conversions during the period beginning on the 25th scheduled trading day prior to the maturity date and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date (the “final conversion period”) will be settled in the same relative proportions of cash and/or shares of our common stock, which we refer to as the “settlement method.” If we have not delivered a notice of our election of settlement method prior to the final conversion period we will be deemed to have elected combination settlement with the specified dollar amount (as defined below) of $1,000 as described below. Notwithstanding the foregoing, if prior to the final conversion period we have irrevocably elected to satisfy our conversion obligations entirely in shares of our common stock, then we will no longer be required to provide the notice specified in this paragraph and we will be required to satisfy all conversion obligations resulting from a conversion of notes during the final conversion period entirely in shares of our common stock.

Prior to final conversion period, we will use the same settlement method for all conversions occurring on any given conversion date. Except for any conversions that occur during the final conversion period, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates.

In other words, prior to the final conversion period we may choose on one conversion date to settle conversions in shares of our common stock only, and choose on another conversion date to settle in cash, shares of our common stock or a combination of cash and shares of our common stock. With respect to any conversion prior to the final conversion period, we will inform holders so converting through the trustee of the settlement method we have selected (including the specified dollar amount, if applicable) no later than the close of business on the second trading day immediately following the related conversion date. If we do not inform holders of our election by the close of business on the second trading day immediately following the conversion date, we will be deemed to have elected combination settlement with the specified dollar amount of $1,000, as described in the third bullet point below. Notwithstanding the foregoing, if we have irrevocably elected to satisfy all future conversion obligations entirely in shares of our common stock, then we will no longer be required to provide the notices specified in this paragraph and we will be required to satisfy all conversion obligations resulting from conversions of notes subsequent to such election entirely in shares of our common stock.

Settlement amounts will be computed as follows:

•	if we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver to the converting holder a number of shares of our common stock equal to (1) (i) the aggregate principal amount of notes to be converted divided by (ii) $1,000, multiplied by (2) the applicable conversion rate on the date the converting holder becomes a record owner of common stock;

•	if we elect to satisfy our conversion obligation solely in cash, we will deliver to the converting holder, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related cash settlement averaging period; and

•	if we elect to satisfy our conversion obligation through delivery of a combination of cash and shares of our common stock, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related cash settlement averaging period.

The “daily settlement amount,” for each of the 20 consecutive trading days during the cash settlement averaging period, will consist of:

•	cash equal to the lesser of (i) a dollar amount per note to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 20 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value; and

•	to the extent the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP of our common stock for such trading day.

“Daily conversion value” means, with respect to any note as to which cash settlement or combination settlement is applicable, for each of the 20 consecutive trading days during the cash settlement averaging period, one-twentieth (1/20th) of the product of (i) the applicable conversion rate on such trading day and (ii) the daily VWAP of our common stock on such trading day.

“Daily VWAP” means, with respect to any note as to which cash settlement or combination settlement is applicable, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NHI.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Cash settlement averaging period” means, with respect to any note as to which cash settlement or combination settlement is applicable, the 20 consecutive trading-day period beginning on, and including, the third trading day immediately following the related conversion date, except that “cash settlement averaging period” means, with respect to any conversion date occurring during the final conversion period, the 20 consecutive trading-day period beginning on, and including, the 22nd scheduled trading day prior to the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day during which trading in our common stock generally occurs on the primary exchange or quotation system on which our common stock then trades or is quoted and there is no market disruption event.

For the purposes of determining amounts due upon conversion only, “market disruption event” means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

“Scheduled trading day” means any day that is scheduled to be a trading day.

We generally will deliver the conversion consideration in respect of any notes that you convert by the third trading day immediately following the last trading day of the cash settlement averaging period. However:

•	if we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver the conversion consideration due in respect of conversion on the third trading day immediately following the relevant conversion date; and

•	if prior to the conversion date for any converted notes our common stock has been replaced by reference property (as defined under “—Recapitalizations, Reclassifications and Changes of Our Common Stock” below) consisting solely of cash pursuant to the provisions described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock,”

we will deliver the conversion consideration due in respect of conversion on the third trading day immediately following the relevant conversion date.

Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, we will deliver the additional shares of our common stock resulting from that adjustment on the third trading day after the earliest trading day on which such calculation can be made.

We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stock on the relevant conversion date

(if we elect to satisfy our conversion obligation solely in shares of our common stock) or based on the daily VWAP of our common stock on the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be deliverable upon such conversion will be treated as the holder of record of such shares as of the close of business on such conversion date (in the case of physical settlement) or the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividend or distribution to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For purposes of this clause (2) and for purposes of the provisions set forth above under “—Conversion Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by our board of directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to our subsidiary or other business unit, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten (10) consecutive trading-day period after, and including, the effective date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (3) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the ex-dividend date for any spinoff, references within the portion of this clause (3) related to “spin-offs” to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the relevant conversion date.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds $0.77 (the “dividend threshold amount”) for such quarter, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	(SP0 –T)
(SP0 – C)

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

T =	the dividend threshold amount; and

C =	the amount in cash per share that we distribute to holders of our common stock.

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted other than adjustments made pursuant to this clause (4). If an adjustment is required to be made as set forth in this clause (4) as a result of a distribution that is not a regular quarterly dividend, the dividend threshold amount will be deemed to be zero with respect to that particular adjustment.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1 =	the conversion rate in effect immediately after the close of business on the expiration date;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =	the number of shares of our common stock outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the last reported sale prices of our common stock over the ten (10) consecutive trading-day period commencing on the trading day next succeeding the expiration date (the “averaging period”).

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the relevant conversion date.

Notwithstanding anything to the contrary herein with respect to converted notes as to which cash or combination settlement is applicable, if a holder converts a note and the daily settlement amount for any trading day during the cash settlement averaging period applicable to such note:

•	is calculated based on a conversion rate adjusted on account of any event described in clauses (1) through (5) above; and

•	includes any shares of our common stock that, but for this provision, would entitle their holder to participate in such event;

then, although we will otherwise treat such holder as the holder of record of such shares of our common stock on the last trading day of such cash settlement averaging period, we will not permit such holder to participate in such event on account of such shares of our common stock.

In addition, if a holder converts a note to which cash or combination settlement is applicable and:

•	the record date, effective date or expiration date for any event that requires an adjustment to the conversion rate under any of clauses (1) through (5) above occurs:

•	on or after the first trading day of such cash settlement averaging period; and

•	on or prior to the last trading day of such cash settlement averaging period; and

•	the daily settlement amount for any trading day in such cash settlement averaging period that occurs on or prior to such record date, effective date or expiration date:

•	includes shares of the common stock that do not entitle their holder to participate in such event; and

•	is calculated based on a conversion rate that is not adjusted on account of such event;

then, on account of such conversion, we will, on such record date, effective date or expiration date, treat such holder, as a result of having converted such notes, as though it were the record holder of a number of shares of common stock equal to the total number of shares of common stock that:

•	are deliverable as part of the daily settlement amount:

•	for a trading day in such cash settlement averaging period that occurs on or prior to such record date, effective date or expiration date; and

•	is calculated based on a conversion rate that is not adjusted for such event; and

•	if not for this provision, would not entitle such holder to participate in such event.

In addition, and notwithstanding the foregoing, with respect to any notes as to which physical settlement is applicable, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described above under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owners of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment).

“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

To the extent permitted by applicable law, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors, or a committee thereof, determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”

We do not currently have a rights plan in effect. If you convert a note, to the extent that we have a rights plan in effect, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan unless the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•	on account of stock repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by our board of directors, or a committee thereof, or otherwise;

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock;

•	for accrued and unpaid interest, if any; or

•	for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

Notwithstanding anything to the contrary herein, except on and after the first trading day of any cash settlement averaging period with respect to a note and on or prior to the last trading day of such cash settlement averaging period, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any make-whole fundamental change, (ii) the first trading day of any cash settlement averaging period and (iii) if we elect to satisfy our conversion obligation solely in shares of our common stock, upon any conversion of notes. In addition, we shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of our common stock a holder would have held on a given day had it converted its notes.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “—Conversion Rights—Conversion Rate Adjustments”);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory share exchange;

and, in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes based on a number of shares of common stock equal to the conversion rate will be changed into a right to convert such principal amount of notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the reference property, that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. However, unless we have irrevocably elected to satisfy all future conversion obligations entirely in shares of our common stock, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, as described above under “—Conversion Rights—Settlement Upon Conversion,” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Conversion Rights—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Conversion Rights—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of the amount and kind of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the notes will be convertible) will be deemed to be based on the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs or any function thereof over a span of multiple days (including during a cash settlement averaging period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, ex-dividend date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs or functions thereof are to be calculated.

Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change

If an event occurs that (i) is a fundamental change (as defined below and determined after giving effect to any exceptions or exclusions to such definition) or (ii) would be a fundamental change, but for the exclusion in section (i) of clause (2) of the definition thereof (any such event, a “make-whole fundamental change”), and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock, which we refer to as the additional shares, as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change.

Notwithstanding anything to the contrary herein, if the consideration paid for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the settlement amount will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the settlement amount will be determined and paid to holders in cash on the third business day following the conversion date. Otherwise, we will settle any conversion of notes following the effective date of a make-whole fundamental change as described above under “—Conversion Rights—Settlement Upon Conversion.”

We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, which we refer to as the effective date, and the price, which we refer to as the stock price, paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the ten trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which we will increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change having the stock price and effective date set forth below:

	Stock Price
Effective Date	$59.84	$65.00	$71.81	$75.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
March 19, 2014	2.7852	2.0575	1.3803	1.1447	0.8526	0.4687	0.2508	0.1267	0.0554	0.0161
April 1, 2015	2.7852	2.0575	1.3803	1.1447	0.8526	0.4687	0.2508	0.1250	0.0509	0.0118
April 1, 2016	2.7852	2.0575	1.3803	1.1447	0.8526	0.4687	0.2508	0.1149	0.0407	0.0060
April 1, 2017	2.7852	2.0575	1.3803	1.1447	0.8526	0.4687	0.2262	0.0916	0.0234	0.0010
April 1, 2018	2.7852	2.0575	1.3803	1.1447	0.8526	0.4151	0.1714	0.0519	0.0041	0.0000
April 1, 2019	2.7852	2.0575	1.3803	1.1130	0.7337	0.2866	0.0836	0.0063	0.0000	0.0000
April 1, 2020	2.7852	2.0431	1.0801	0.7729	0.4317	0.0906	0.0014	0.0000	0.0000	0.0000
April 1, 2021	2.7852	1.4586	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $130.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•	if the stock price is less than $59.84 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change to exceed 16.7112 shares of common stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay, which we refer to as the fundamental change purchase price, will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than us or our subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)	the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between us and another person (other than our subsidiaries), in each case pursuant to which the common stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of our common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding common stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of our assets and our subsidiaries, on a consolidated basis, to another person (other than any of our subsidiaries);

(3)	“continuing directors” (as defined below) cease to constitute at least a majority of our board of directors;

(4)	our shareholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) above); or

(5)	our common stock ceases to be listed on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the common stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “fundamental change” consists of shares of common stock or common equity interests that are traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, which we refer to as publicly traded securities, and as a result of such transaction or transactions, the notes become convertible into or by reference to such publicly traded securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of “—Conversion Rights—Settlement Upon Conversion”), such event shall not be a fundamental change.

“Continuing director” means a director who either was a member of our board of directors on the date of this offering memorandum or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	if applicable, the name and address of the paying agent and the conversion agent;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. If the notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global notes. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, of each note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

We will be required to purchase the notes on the fundamental change purchase date, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date or (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	comply with any other U.S. federal or state securities laws applicable to us in connection with such repurchase offer.

If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price. No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes and to this Offering—We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

Notwithstanding anything to the contrary set forth under “Description of Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus, the indenture provides that we shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (i) we are the surviving person or the resulting, surviving or transferee person (if not us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture with respect to the notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

The following description replaces the description set forth under “Description of Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus in its entirety.

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of interest on any note when due and payable, and the default continues for a period of thirty (30) days;

(2)	default in the payment of principal of any note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by us to comply with our obligation to convert the notes into the amount of cash or the combination of cash and shares of common stock, if any, in accordance with the indenture upon exercise of a holder’s conversion right and that failure continues for five (5) business days;

(4)	failure by us to comply with our obligations under “—Consolidation, Merger and Sale of Assets” above;

(5)	failure by us to issue a notice in accordance with the provisions of “—Fundamental Change Permits Holders to Require Us to Purchase Notes” or “—Conversion Rights—Conversion Upon Specified Corporate Events” above when due;

(6)	failure by us for sixty (60) days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our agreements contained in the notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the notes), which notice shall state that it is a “Notice of Default” under the indenture;

(7)	failure by us to pay beyond any applicable grace period, or the acceleration of, indebtedness of ours or any of our subsidiaries in an aggregate amount greater than $10 million (or its foreign currency equivalent at the time); or

(8)	certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of us.

If an event of default other than an event of default arising under clause (8) above with respect to us occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of then outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding notes to be due and payable. In addition, upon an event of default arising under clause (8) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon any such acceleration, the principal of and accrued and unpaid interest, if any, on the notes will be due and payable immediately.

The holders of a majority in principal amount of the outstanding notes may waive (including, by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the notes) all past defaults (except with respect to nonpayment of principal or interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend), and rescind any acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding for the first 90 days of the 180-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the notes outstanding for the last 90 days of such 180-day period as long as such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, or interest on, or fundamental change purchase price with respect to, its notes when due, or the right to receive payment or delivery of the consideration due upon conversion of its notes, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, interest on, fundamental change purchase price with respect to, and the amount of cash or the combination of cash and shares of common stock, if any, as the case may be, due upon conversion of its notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

If a default occurs and is continuing and is known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or interest on any note or a default in the payment or delivery, as the case may be, of the consideration due upon conversion, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not to the knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we become aware of the occurrence of any default or event of default, an officers’ certificate setting forth such defaults or events of default, as applicable, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

The following description replaces the description set forth under “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus in its entirety.

Subject to certain exceptions, the indenture or the notes may be amended, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority of the principal amount of the notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of a then outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage in aggregate principal amount of notes outstanding necessary to waive any past default or event of default;

(2)	reduce the rate of interest on any note or change the time for payment of interest on any note;

(3)	reduce the principal of any note or change the maturity date of any note;

(4)	change the place or currency of payment on any note;

(5)	make any change that impairs or adversely affects the conversion rights of any notes;

(6)	reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the fundamental change purchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)	impair the right of any holder to receive payment of principal of and interest, if any, on, its notes, or the right to receive the amounts in cash and/or shares of our common stock, if any, due upon conversion of its notes on or after the due date therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s notes;

(8)	modify the ranking provisions of the indenture in a manner that is adverse to the rights of the holders of the notes; or

(9)	make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions if such change is adverse to the rights of the holders of the notes.

Without the consent of any holder of the notes, we and the trustee may amend the indenture or the notes:

(1)	to conform the terms of the indenture or the notes to the description thereof in the preliminary prospectus supplement, as supplemented by the issuer free writing prospectus related to the offering of the notes;

(2)	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

(3)	to add guarantees with respect to the notes;

(4)	to secure the notes;

(5)	to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

(6)	to cure any ambiguity, omission, defect or inconsistency in the indenture or the notes, including to eliminate any conflict with the terms of the Trust Indenture Act, or to make any other change that does not adversely affect the rights of any holder of the notes in any material respect;

(7)	to provide for a successor trustee;

(8)	to comply with the applicable procedures of the depositary; or

(9)	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the maturity date, any fundamental change purchase date, upon conversion or otherwise, cash and/or shares of common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

The provisions set forth under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will not apply with respect to the notes.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof (except for sections 5-1401 and 5-1402 of the New York General Obligations Law).

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the notes in bearer form.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notwithstanding anything to the contrary under “Description of Debt Securities—Book-Entry Debt Securities” in the accompanying prospectus, notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:

•	the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

•	we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•	an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its notes be issued in physical, certificated form.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of additional U.S. federal income tax considerations of the ownership of the notes offered pursuant to this prospectus supplement. Except where noted, this summary deals only with notes purchased in this offering that are held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities, insurance companies, persons holding notes as a part of an integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or United States holders, as defined below, of notes whose “functional currency” is not the United States dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

Holders of notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as consequences arising under the laws of any other taxing jurisdiction.

Ownership and Disposition of Shares of Our Common Stock

For a discussion of the U.S. federal income tax consequences of the ownership and disposition of shares of our common stock acquired as the result of a conversion of a note, including the treatment of distributions made on shares of our common stock, see “Federal Income Tax Considerations and Consequences of Your Investment” in the accompanying prospectus.

Taxation of United States Holders of the Notes

United States Holder. As used in the remainder of this discussion, the term “United States holder” means a beneficial owner of a note that is for U.S. federal income tax purposes.

•	a citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under the applicable United States Treasury Regulations to be treated as a United States person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds a note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership or any partner in a partnership holding a note should consult its tax advisors. A “non-United States holder” is a beneficial owner a note that is neither a United States holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Payments of Interest

Interest on a note will generally be taxable as ordinary income at the time it is paid or accrued in accordance with the holder’s usual method of accounting for tax purposes.

Sale, Exchange, Retirement or other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes into our Stock, Cash or a Combination Thereof,” upon any taxable sale or other disposition of a note (including a repurchase by us of the notes if we undergo a “fundamental change”), a United States holder will recognize gain or loss for U.S. federal income tax purposes on the disposition of the note in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition (less accrued interest, which will be taxable as such); and

•	the United States holder’s adjusted basis in such note for tax purposes.

A United States holder’s adjusted tax basis in a note generally will be equal to the price that such United States holder paid for such note. Gain or loss will generally be capital gain or loss. The applicable tax rate will depend on the holder’s holding period in the note (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket. The deductibility of capital losses is subject to certain limitations.

Conversion of Notes into our Stock, Cash or a Combination Thereof

Solely for Cash

If a United States holder receives solely cash in exchange for its notes upon conversion, its gain or loss will be treated in the same manner as if such United States holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Retirement or other Taxable Disposition of Notes”).

Solely for Common Stock

If a United States holder receives solely shares of common stock (and cash in lieu of a fractional share of common stock) in exchange for its notes upon conversion, the exchange will not be a taxable event, except that the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the United States holder’s tax basis in the fractional share as described below), and except that the fair market value of common stock received with respect to accrued interest will be taxed as a payment of interest (as described above). A United States holder’s tax basis in the common stock received upon a conversion of a note (other than common stock received with respect to accrued interest, but including any fractional share deemed received) will equal the tax basis of the note that was converted. A United States holder’s tax basis in the common stock received with respect to accrued interest will equal the fair market value of the common stock received. A United States holder’s tax basis in common stock and a fractional share will be determined by allocating the holder’s tax basis in the shares of common stock between the shares of common stock received upon conversion and the fractional share, in accordance with their respective fair market values. A United States holder’s holding period for shares of our common stock will include the period during which such United States holder held the notes, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

For a Combination of Common Stock and Cash

If a combination of cash and common stock is received by a United States holder upon conversion of its notes, we intend to take the position that the notes will qualify as “securities” and the conversion will be treated as a recapitalization for U.S. federal income tax purposes and, accordingly, capital gain, but not loss, will be recognized in an amount equal to the excess of the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be treated as such) over such United States holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (less any cash attributable to accrued interest and any cash attributable to a fractional share).

The tax basis of the shares of our common stock received upon the conversion of a note (other than common stock attributable to accrued interest, the tax basis of which will equal its fair market value, but including any fractional share deemed received) will equal the adjusted tax basis of such note, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A United States holder’s holding period for shares of our common stock will include the period during which such United States holder held the notes, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

The receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the holder’s tax basis in the fractional share). A United States holder’s tax basis in common stock and a fractional share will be determined by allocating such United States holder’s tax basis in the common stock received (including the fractional share deemed received) between the common stock actually received upon conversion and the fractional share, in accordance with their respective fair market values. Any gain or loss recognized by a United States holder upon conversion of a note will be treated in the same manner as if the United States holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Retirement or other Taxable Disposition of Notes).

United States holders should be aware that, alternatively, the exchange of a note for a combination of cash and common stock may be treated as a retirement of a portion of the note and a conversion of the remaining portion of the note. United States holders would generally be required to recognize gain or loss on the partial retirement of a note in the same manner as described above under “—Sale, Exchange, Retirement or other Taxable Disposition of Notes” but would generally not be required to recognize gain or loss on the portion treated as having been converted into shares of common stock (other than with respect to any such common stock attributable to accrued interest, which would be treated as such). United States holders should consult their own tax advisors regarding the tax treatment of the receipt of a combination of cash and common stock in exchange for notes upon conversion and the ownership of shares of our common stock.

Constructive Distributions

As described in “Description of the Notes—Conversion Rights—Conversion Rate Adjustments,” the conversion rate is subject to adjustment under certain circumstances. Although not entirely clear, a holder of notes may, in certain circumstances, be deemed to have received a distribution of or with respect to shares of our common stock if and to the extent that the conversion rate is adjusted. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution. Certain of the possible adjustments provided in the notes may not qualify as being made pursuant to a bona fide reasonable adjustment formula. For example, a constructive distribution could result if the conversion rate were adjusted to compensate holders of notes for distributions of cash to stockholders. The adjustment to the conversion rate of notes exchanged in connection with a make-whole adjustment event, as described in “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change,” may also be treated as a constructive distribution. If such adjustments are made, a United States holder may be deemed to have received constructive distributions includible in its income in the manner described in “Federal Income Tax Considerations and Consequences of Your Investment—Taxation of Taxable U.S. Holders” in the accompanying prospectus even though the United States holder has not received any cash or property as a result of such adjustments (and it is not entirely clear whether the lower applicable capital gains rate described in “Federal Income Tax Considerations and Consequences of Your Investment—Taxation of Taxable U.S. Holders” in the accompanying prospectus would apply to such a constructive distribution). In addition, in certain circumstances, the failure to provide for an adjustment to the conversion rate may also result in a constructive distribution to United States holders.

Medicare Tax on Net Investment Income

Certain United States holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of a note and income from interest paid on the note. United States holders are urged to consult their own tax advisors regarding the Medicare tax.

Information Reporting and Backup Withholding

In general, information-reporting requirements will apply to payments of interest and constructive distributions on and payments of the proceeds of the sale of a note held by a United States holder, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or “TIN,” to the payor or to establish an exemption from backup withholding, or (ii) the Internal Revenue Service, or the “IRS,” notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of interest on a note is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code. A United States holder that does not provide the applicable paying agent a correct taxpayer identification number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of any constructive distributions to any United States holders who fail to certify their United States status to the applicable payment agent. Some United States holders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a United States holder will be allowed as a credit against the holder’s U.S. federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of the notes information relating to the amount of interest paid on the notes, and that information reporting may also apply to payments of proceeds from the sale of a note. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Taxation of Non-United States Holders of the Notes

The following is a summary of the U.S. federal tax consequences that will apply to non-United States holders of the notes.

Payments of Interest

The 30% U.S. federal withholding tax will not apply to any payment to a non-United States holder of interest on a note under the “portfolio interest rule” provided that:

•	interest paid on the note is not effectively connected with the non-United States holder’s conduct of a trade or business in the United States;

•	the non-United States holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and applicable Treasury regulations;

•	the non-United States holder is not a controlled foreign corporation that is related to us through stock ownership;

•	the non-United States holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Internal Revenue Code; and

•	either (a) the non-United States holder provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person or (b) the non-United States holder holds its notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

Special rules apply to non-United States holders that are partnerships or other pass-through entities rather than corporations or individuals.

If the non-United States holder cannot satisfy the requirements described above, payments of interest made to it will be subject to the 30% U.S. federal withholding tax, unless it provides us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-United States holder’s conduct of a trade or business in the United States.

If a non-United States holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with its conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment (or fixed base), then the non-United States holder will be subject to U.S. federal income tax on that interest on a net income basis (although it will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if the non-United States holder were a United States person as defined under the Internal Revenue Code. In addition, if the non-United States holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Constructive Distributions

As described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments,” the conversion rate of the notes will be adjusted in certain circumstances. As described above under “—Taxation of United States Holders of the Notes—Constructive Distributions,” any such adjustment could, in certain circumstances, give rise to a constructive distribution to holders of the notes. Any such constructive distribution will be treated in the same manner as an actual distribution with respect to our common stock (as described under “Federal Income Tax Considerations and Consequences of Your Investment—Taxation of Non-U.S. Holders” in the accompanying prospectus) for purposes of U.S. federal income taxes and withholding taxes. If we pay withholding taxes on behalf of a non-United States holder as a result of a constructive distribution upon an adjustment (or the failure to make an adjustment) to the conversion rate of the notes, under the indenture we may, at our option, withhold from cash payments of interest on the notes or cash or shares of our common stock otherwise deliverable to a holder upon conversion of notes or a retirement or repurchase of notes. Prospective investors are urged to consult their tax advisors with respect to the U.S. federal income tax and withholding tax consequences resulting from an adjustment to the conversion rate of the notes.

Sale, Exchange, Retirement, Conversion or Other Taxable Disposition of Notes

A non-United States holder will recognize gain on the sale, exchange, retirement or other taxable disposition of a note as well as upon the conversion of a note into cash or into a combination of cash and shares of our common stock. Nevertheless, such gain generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with such non-United States holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States);

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	the disposition is subject to tax because the note is treated as a “United States real property interest” under the rules of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”).

If a non-United States holder is an individual described in the first bullet point above, such non-United States holder will be subject to tax on the net gain derived from the sale, exchange, retirement, conversion or other taxable disposition under regular graduated U.S. federal income tax rates. If a non-United States holder is an individual described in the second bullet point above, the non-United States holder will be subject to a flat 30% tax on the gain derived from the sale, exchange, retirement, conversion or other taxable disposition, which may be offset by United States source capital losses, even though the non-United States holder is not considered a resident of the United States. If a non-United States holder is a foreign corporation that falls under the first bullet point above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Internal Revenue Code and, in addition, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

Any shares of our common stock received by a non-United States holder on the sale, exchange, retirement, conversion or other taxable disposition of a note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “—Payments of Interest.”

If the notes were to constitute a U.S. real property interest under FIRPTA, we could be required to withhold under FIRPTA. Although, as discussed below, we believe that currently the notes do not constitute U.S. real property interests, and that we therefore would not currently be required to withhold under FIRPTA, there can be no assurance that the notes will not constitute U.S. real property interests depending on the facts in existence at the time of any disposition or conversion of a note (as more fully described below) in which case we may be required to withhold 10% of any amounts payable on the notes upon such disposition or conversion. Non-United States holders are urged to consult their tax advisors as to whether the sale, repurchase or conversion of a note into shares of common stock is exempt from U.S. federal income tax under FIRPTA.

As described under “Federal Income Tax Considerations and Consequences of Your Investment—Taxation of Non-U.S. Holders—Sale of Our Stock” in the accompanying prospectus, our common stock will not constitute a United States real property interest under the FIRPTA rules if we either are not a United States real property holding corporation or we are a domestically controlled REIT. If our common stock is not a United States real property interest, a note will also not be a United States real property interest. We believe, but cannot guarantee, that we have been and will continue to be a domestically controlled REIT. Accordingly, we believe that our common stock does not constitute a U.S. real property interest and that, therefore, a note will also not be a United States real property interest. However, because our common stock is publicly traded, no assurance can be given that we are or will be a domestically controlled REIT.

Moreover, even if we are a United States real property holding corporation and not a domestically controlled REIT, so long as our common stock continues to be regularly traded on an established securities market in the United States, a note will not be a United States real property interest and a non-United States holder will not be subject to U.S. federal income tax on the disposition of notes (i) if the notes are considered to be regularly traded on an established securities market and the non-United States holder has not held (at any time during the shorter of the five year period preceding the date of disposition or its holding period) more than 5% (actually or constructively) of the notes outstanding or (ii) if the notes are not considered to be regularly traded on an established securities market and on the date the non-United States holder’s notes were acquired they had a fair market value less than or equal to 5% of the fair market value of our common stock outstanding.

If a non-United States holder exceeds the limits described in the above paragraph (and we are a United States real property holding corporation and not a domestically controlled REIT), such non-United States holder would be subject to U.S. federal income tax at the regular graduated rates generally applicable to United States holders on gain, if any, recognized in connection with its disposition of notes. If a non-United States holder is subject to the tax described in the preceding sentence, it will be required to file a U.S. federal income tax return with the IRS.

In addition, if the notes are not considered to be regularly traded on an established securities market (and we are a United States real property holding corporation and not a domestically controlled REIT), a non-United States holder will be subject to withholding upon a disposition of the notes if on the date acquired by such non-United States holder, the notes had a fair market value greater than 5% of the fair market value of our stock outstanding.

To the extent that any cash or shares of our common stock received upon the conversion of the notes by a non-United States holder is subject to U.S. federal withholding tax and is not sufficient to comply with our U.S. federal withholding obligations, we may withhold from any amounts owed to such non-United States holder, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such common stock.

Information Reporting and Backup Withholding

Generally, information reporting will apply to payments of interest and constructive distributions on the notes, and backup withholding described above for a United States holder will apply, unless the payee certifies that it is not a United States person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding as described above for United States holders unless the non-United States holder satisfies the requirements necessary to be an exempt non-United States holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-United States holder of notes to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a United States trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are United States persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a United States office of a United States or foreign broker.

Applicable Treasury regulations provide presumptions regarding the status of a holder of notes when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the holder’s particular circumstances, holders are advised to consult their tax advisors regarding the applicable information reporting requirements.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$53,200,000
J.P. Morgan Securities LLC	49,700,000
BMO Capital Markets Corp.	16,800,000
KeyBanc Capital Markets Inc.	23,100,000
Capital One Securities, Inc.	11,900,000
JMP Securities LLC	2,800,000
Regions Securities LLC	11,900,000
Stifel, Nicolaus & Company, Incorporated	5,600,000

Total	$175,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes at a price of 100% of the principal amount of notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at that price less a concession not in excess of 1.5% of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes.

	Per Note	Without Option	With Option
Public offering price	100.00%	$175,000,000	$200,000,000
Underwriting discounts and commissions	2.75%	$4,812,500	$5,500,000
Proceeds, before expenses, to us	97.25%	$170,187,500	$194,500,000

The expenses of the offering, not including the underwriting discount, are estimated at $900,000 and are payable by us.

Over-allotment option

We have granted an option to the underwriters to purchase up to an additional $25 million principal amount of the notes at the public offering price, less the underwriting discounts and commissions, solely to cover over-allotments, if any. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the notes proportionate to that underwriter’s initial amount reflected in the above table.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the representatives that certain underwriters presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “NHI”.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

No Sales of Similar Securities

We and our executive officers and directors have agreed, with certain limited exceptions, that we and they will not, for a period of 60 days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	lend or otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to any common stock; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. If (i) during the last 17 days of the 60-day restricted periods described above, we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 60-day restricted periods described above, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable 60-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. However, such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the applicable 60-day restricted period, we deliver a certificate signed by our Chief Executive Officer or Chief Financial Officer, certifying that (i) our shares of common stock are “actively traded securities” as defined in Regulation M, and (ii) we meet the requirements set forth in paragraph (a)(1) of Rule 139 under the Securities Act.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional notes described above. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the notes or our common stock prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of certain of the underwriters of this offering are lenders under our revolving credit facility and will receive their pro rata portions of amounts repaid thereunder with the net proceeds from this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in our securities and instruments.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus or supplement a prospectus pursuant to article 16 of the Prospectus Directive for such offer.

For the purpose of the above provisions, the expression “an offer of Notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and the amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

If any notes are offered in the United Kingdom, each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any common stock issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those common stock except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(c)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law;

(f)	as specified in Section 276(7) of the SFA; or

(g)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

EXPERTS

The financial statements and schedules as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013 and the historical statement of revenues and certain direct operating expenses of Care YBE Subsidiary LLC for the year ended December 31, 2012, as set forth in the Current Report on Form 8-K/A filed by us with the SEC on September 4, 2013, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Holiday AL Holdings LP as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, included in Amendment No. 1 to National Health Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 filed with the SEC on February 24, 2014 have been audited by Ernst & Young LLP, independent auditors, as set for in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the NHI portfolio as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, included in National Health Investors, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 3, 2014 have been audited by Ernst & Young LLP, independent auditors, as set for in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Locke Lord LLP, Dallas, Texas, as our securities and tax counsel. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. You may read and copy any of the reports, proxy statements and any other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains reports, proxies, information statements and other information regarding registrants, including us, that file electronically with the SEC. We also maintain a website at http://www.nhireit.com; however, the information contained on this website does not constitute a part of this prospectus supplement or the accompanying prospectus. Reports, proxy statements and other information about us may also be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form S-3 that we filed under the Securities Act of 1933, as amended, and, as permitted by the SEC’s rules, do not contain all of the information set forth in the registration statement. For further information about us and the securities that may be offered, we refer you to the registration statement and the exhibits that are filed with it. You can review and copy the registration statement and its exhibits and schedules at the addresses listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus supplement, but prior to the termination of this offering, which update and supersede the information you read in this prospectus supplement. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K) until the offering of the securities described herein is terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 18, 2014 (as amended by the Annual Report on Form 10-K/A filed with the SEC on February 24, 2014); and

•	Our Current Reports on Form 8-K, filed with the SEC on September 3, 2013, December 23, 2013 (as amended by the Current Reports on Form 8-K/A filed with the SEC on February 14, 2014 and March 3, 2014), January 3, 2014, January 27, 2014 and February 20, 2014.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated, or deemed to be incorporated, by reference in this prospectus supplement or the accompanying prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any subsequently filed document that also is, or is deemed to be, incorporated by reference in this prospectus supplement or the accompanying prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Roger R. Hopkins, CPA

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

PROSPECTUS

NATIONAL HEALTH INVESTORS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

National Health Investors, Inc. (“NHI”) may offer and sell from time to time, in one or more offerings, in one or more classes or series:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities;

•	warrants; and/or

•	units consisting of combinations of any of the foregoing.

The preferred stock and debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of NHI.

NHI may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Our common stock is quoted on the New York Stock Exchange (the “NYSE”) under the symbol “NHI.”

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock We May Offer—Restrictions on Transfer and Ownership of Stock” in this prospectus for a description of these restrictions.

Investing in any of our securities involves a high degree of risk. Please see the “Risk Factors” sections beginning on page 3 of this prospectus, in the applicable prospectus supplement, and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus in one or more offerings in an unlimited amount. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any prospectus supplement, any applicable free writing prospectus and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

All references in this prospectus to “NHI,” “we,” “us” or “our” mean National Health Investors, Inc. and its consolidated subsidiaries (except where it is clear from the context that the term means only the issuer, National Health Investors, Inc.). Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock , debt securities, warrants and units consisting of combinations of any of the foregoing collectively as the “securities.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K) until the offering of the securities described herein is terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 18, 2014 (as amended by the Annual Report on Form 10-K/A filed with the SEC on February 24, 2014);

•	Our Current Reports on Form 8-K, filed with the SEC on September 3, 2013, December 23, 2013 (as amended by the Current Reports on Form 8-K/A filed with the SEC on February 14, 2014 and March 3, 2014), January 3, 2014, January 27, 2014 and February 20, 2014; and

•	The description of our common stock contained in Form 10 as amended by Form 8 effective with the SEC in October 1991 and any amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our proxy statement dated March 20, 2009.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Roger R. Hopkins, CPA

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. You may read and copy any of the reports, proxy statements, and any other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding registrants, including us, that file electronically with the SEC. We also maintain a website at http://www.nhireit.com; however, the information contained at this website does not constitute part of this prospectus or any prospectus supplement. Reports, proxies, information statements, and other information about us may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information about us and the securities that may be offered, we refer you to the registration statement and the exhibits that are filed with it. You can review and copy the registration statement and its exhibits and schedules at the addresses listed above.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities offered by this prospectus, you should carefully consider the discussion of risks and uncertainties:

•	under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus;

•	under this heading or similar headings, such as “Quantitative and Qualitative Disclosures About Market Risk,” in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K; and

•	in any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information.” The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect NHI. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition, and results of operations.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement within the meaning of the Private Securities Litigation Reform Act of 1995 that are not historical factual statements are “forward-looking statements.” We intend to have our forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectations as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “estimate,” “could,” “would,” “potential,” “should” or the negative of these forward-looking phases or similar words or phrases. In addition, we, through our officers, from time to time, make forward-looking oral and written public statements concerning our expected future operations, strategies, securities offerings, growth and investment opportunities, dispositions, capital structure changes, budgets and other developments. Readers are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, readers should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. As more fully set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, factors that may cause our actual results to differ materially from the expectations expressed or implied by the forward-looking statements include:

•	We depend on the operating success of our customers (facility operators) for collection of our revenues during this time of uncertain economic conditions in the U.S.;

•	We are exposed to the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings;

•	We are exposed to risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates will have on our tenants’ and borrowers’ business;

•	We are exposed to the risk that the cash flows of our tenants and borrowers will be adversely affected by increased liability claims and general and professional liability insurance costs;

•	We are exposed to risks related to environmental laws and the costs associated with the liability related to hazardous substances;

•	We are exposed to the risk that we may not be indemnified by our lessees and borrowers against future litigation;

•	We depend on the success of future acquisitions and investments;

•	We depend on the ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	We may need to incur more debt in the future, which may not be available on terms acceptable to us;

•	We are exposed to the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•	We are exposed to risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other parties;

•	We depend on revenues derived mainly from fixed rate investments in real estate assets, while our debt capital used to finance those investments bears interest primarily at variable rates. This circumstance creates interest rate risk to us;

•	We have covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	We depend on our ability to continue to qualify for taxation as a real estate investment trust;

•	We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders; and

•	We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

THE COMPANY

National Health Investors, Inc., incorporated under the laws of Maryland in 1991, is a real estate investment trust (“REIT”) which invests in income-producing health care properties primarily in the long-term care and senior housing industries. As of December 31, 2013, our portfolio consisted of real estate, mortgage and note investments and investments in the preferred stock and marketable securities of other REITs. We are a self-managed REIT investing in health care real estate or in the operations thereof through independent third-party managers that generate current income to be distributed to stockholders. We have pursued this mission by investing primarily in leased properties, loans and transactions allowed by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”). These investments include senior housing (assisted living, independent living and senior living campuses), skilled nursing facilities, hospitals and medical office buildings, all of which are collectively referred to herein as “health care facilities.” We typically fund these investments through three sources of capital: (1) debt financings, including bank lines of credit and ordinary term debt, (2) current cash flow, and (3) the sale of equity securities.

At December 31, 2013, our continuing operations consisted of investments in real estate and mortgage and other notes receivable involving 168 health care facilities located in 30 states. These investments involve 94 senior housing communities, 68 skilled nursing facilities, 4 hospitals, 2 medical office buildings and other notes receivable. These investments (excluding our corporate office with an original cost of $882,000) consisted of properties with an original cost of approximately $1.421 billion, rented under triple-net leases to 23 lessees, and approximately $60.6 million aggregate carrying value of mortgage and other notes receivable due from 15 borrowers.

Our executive offices are located at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, and our telephone number is (615) 890-9100.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds, from the offering of securities under this prospectus for general corporate purposes, which may include:

•	funding real estate and mortgage investments in, or extensions of credit to, our subsidiaries;

•	funding real estate and mortgage investments in non-affiliates;

•	reducing, repaying or refinancing debt;

•	financing possible acquisitions and business combinations; and

•	working capital and other general purposes.

Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth NHI’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends (1)	8.65	19.08	16.67	32.62	296.24

(1)	For the purpose of calculating the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends, income from continuing operations before adjustment for income or loss from equity investees has been added to fixed charges, net of capitalized interest, and that sum has been divided by such fixed charges. Fixed charges consist of interest expense, which includes amortization of debt issue cost, plus the proportion deemed to be representative of the interest factor of rent expense, and capitalized interest. We have not issued preferred stock and, accordingly, no preferred stock dividends were declared or paid for any of the periods presented. As a result, the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends are the same for all periods presented.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information was derived from the application of pro forma adjustments to our historical consolidated statement of income. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the other information contained in the related notes to this unaudited pro forma condensed consolidated financial information and with our historical consolidated financial statements and the related notes included in our filings with the SEC.

The unaudited pro forma information set forth below reflects our historical operations, as adjusted to give effect to the following transactions, which are described in more detail in the notes:

•	Our entry into a triple-net master lease with NHI Master Tenant, LLC (“Holiday Tenant”) relating to the 25 independent living facilities acquired from certain affiliates of Holiday Acquisition Holdings LLC in December 2013 (the “Holiday Portfolio”);

•	The issuance of 5,175,000 shares of our common stock in an offering in November 2013;

•	Interest costs under a term loan whose proceeds were used to fund a portion of the purchase price for the Holiday Portfolio acquisition and to fund specified transaction costs; and

•	Our acquisition of Care YBE Subsidiary LLC (“Care YBE”) on June 28, 2013, consisting of 14 assisted living and memory care facilities.

The unaudited pro forma condensed consolidated statements of operations give effect to the matters described above as if they occurred on January 1, 2013.

In the opinion of management, all adjustments necessary to reflect the effects of the matters described above and in the notes to the unaudited pro forma condensed consolidated financial information have been included and are based upon available information and assumptions that we believe are reasonable. Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that are directly attributable to the transaction, are factually supportable and are expected to have a continuing impact on our results.

This unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statement of operations does not purport to represent what our results of operations would have been had such transactions been consummated on the date indicated, nor do they represent our results of operations for any future date or period.

NATIONAL HEALTH INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2013

(in thousands, except share and per share data)

					Pro Forma Adjustments
	(A) NHI Historical		November 2013 Common Stock Offering		Holiday Portfolio Acquisition		Care YBE Portfolio Acquisition		Pro Forma
Revenues:
Rental income	$106,029		$—		$42,736	(B)	$5,246	(E)	$154,011
Interest income from mortgage and other notes	7,633		—		—		—		7,633
Other income	4,166		—		—		—		4,166

	117,828		—		42,736		5,246		165,810

Expenses:
Depreciation	20,101		—		12,907	(C)	1,674	(F)	34,682
Interest expense	9,229		—		5,021	(D)	2,991	(G)	17,241
Legal expense	784		—		—				784
Franchise, excise and other taxes	616		—		—				616
General and administrative	9,254		—		—				9,254
Loan and realty losses	1,976		—		—				1,976

	41,960		—		17,928		4,665		64,553

Income before equity-method investee, investment and other gains, discontinued operations and noncontrolling interest	75,868		—		24,808		581		101,257
Income from equity-method investee	324		—		—		—		324
Investment and other gains	3,306		—		—		—		3,306

Income from continuing operations	$79,498		$—		$24,808		$581		$104,887

Weighted average shares of common stock outstanding:
Basic	28,362,398	(H)	4,678,767	(H)					33,041,165	(H)
Diluted	28,397,702	(H)	4,678,767	(H)					33,076,469	(H)
Income from continuing operations per common share:
Basic	$2.80	(H)							$3.17	(H)
Diluted	$2.80	(H)							$3.17	(H)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(A)	Historical amounts reported by us in our Annual Report on Form 10-K for the year ended December 31, 2013.
(B)	Represents rental income from the Holiday Portfolio acquired and leased under a triple-net master lease agreement for the period from January 1, 2013 to December 23, 2013. The actual results of the Holiday Portfolio properties for the period from December 24, 2013 to December 31, 2013 are included in our historical operating results from the December 23, 2013 acquisition date. Rental income is based on generally accepted accounting principles which require that the average contractual rent be recognized over the term of a lease without regard to the underlying cash flows inherent in the lease. The annual straight-line adjustment based on contractual terms for the Holiday Portfolio increases rental income by $11,902,000 in year one of the lease, as compared with contractual, cash-basis, rent of $31,915,000. This adjustment is due to the 17-year term of the lease and the presence of lease escalators of 4.5% in years two through four, followed by annual escalators (subject to adjustment for inflation) with a floor of 3.5% and a cap of 3.75%.
(C)	Represents estimated depreciation expense related to the Holiday Portfolio for the period from January 1, 2013 through December 31, 2013, consistent with our use of the mid-month convention. Depreciation was calculated on a straight-line basis using estimated useful lives of 7, 15, and 39 years for furniture and equipment, land improvements, and buildings, respectively.
(D)	Interest costs on the funding of the acquisition of the Holiday Portfolio not funded by the equity offering of 5,175,000 shares of our common stock. Interest on this loan was estimated based on the rate in place on the closing of the loan, LIBOR plus 1.75%, or 1.92% at December 23, 2013. Total borrowing costs of $4,592,000 are being amortized over the term of the loan, or 4.5 years. Actual interest costs related to the Holiday Portfolio properties for the period from December 23, 2013 to December 31, 2013 are included in our historical operating results from the December 23, 2013 acquisition date.
(E)	Represents rental income from the Care YBE properties, which we acquired on June 28, 2013 and leased under a triple-net lease agreement for the period from January 1, 2013 to June 28, 2013. The actual results of the Care YBE properties for the period from June 29, 2013 to December 31, 2013 are included in our historical operating results from the June 28, 2013 acquisition date. The year one annual straight-line adjustment based on the contractual terms of the lease with Care YBE is approximately $603,000.
(F)	Adjustments to depreciation expense related to the Care YBE properties are based on our allocation of the purchase price to land, building and improvements and are calculated on a straight-line basis using the estimated remaining life ranging from 7 to 40 years. These estimates, allocations and valuations are subject to change as we obtain further information; therefore, the actual depreciation expense recognized may vary from the estimates included herein. Pro forma adjustments for purposes of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013, reflect pro forma depreciation expense for the period from January 1, 2013 to June 28, 2013 as the actual depreciation expense for the Care YBE properties for the period from June 29, 2013 to December 31, 2013 is included in our historical operating results from the June 28, 2013 acquisition date.
(G)	Adjustments to interest expense related to the Care YBE acquisition are based on the assumption that the Care YBE acquisition was partially funded with borrowings under our revolving credit facility bearing interest at 1.59%, the stated rate at the June 28, 2013 acquisition date, such adjustments being in addition to Care YBE’s historical interest expense, related to secured debt assumed by us in the acquisition. Pro forma adjustments for purposes of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 reflect pro forma interest expense for the period from January 1, 2013 to June 28, 2013, as the actual interest expense for the Care YBE properties for the period from June 29, 2013 to December 31, 2013 is included in our historical operating results from the June 28, 2013 acquisition date.
(H)	Weighted average number of shares of common stock outstanding and income from continuing operations per share of common stock are adjusted to reflect 5,175,000 shares of common stock from our equity offering issued on November 27, 2013, as if the shares had been outstanding from January 1, 2013. Weighted shares outstanding reported in our historical operating results include 5,175,000 shares outstanding for 35 days.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, debt securities, warrants and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

Please note that in this section entitled “Description of Capital Stock We May Offer,” references to “holders” mean those who own shares of our common or preferred stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries.

The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of the Maryland General Corporation Law (the “MGCL”). The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock.

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following description does not contain all the information that might be important to you.

Restrictions on Transfer and Ownership of Stock

As described in “Certain Provisions of Maryland Law and NHI’s Charter and Bylaws – Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock,” our charter contains restrictions on the ownership and transfer of our common and preferred stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. All such restrictions will apply to any common or preferred stock that we may offer pursuant to this prospectus and applicable prospectus summary.

Common Stock

As of March 17, 2014, there were 33,051,999 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock when, as and if authorized by our board of directors and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. Our common stock is listed on The New York Stock Exchange under the Symbol NHI.

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Shares of our preferred stock may be issued with such designations, preferences, limitations and relative rights as our board of directors may from time to time determine. Our board can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. As of March 17, 2014, there were no shares of our preferred stock outstanding.

If we offer preferred stock, we will file with the SEC a prospectus supplement and/or other offering material relating to that offering that will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of NHI.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, rank:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•	on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and

•	junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.

Dividends

Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by the board of directors, out of the Company’s assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the Company’s stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid, or set aside for payment, and no other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).

Any dividend payment made on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at the Company’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that the Company shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. NHI may pay the redemption price in cash or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the Company’s issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of the Company’s ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, the Company shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such preferred stock to preserve the Company’s REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

If the Company is to redeem fewer than all of the outstanding preferred stock of any series, it will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company that will not result in the issuance of any excess shares.

If notice of redemption of any preferred stock has been given and the Company has set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of NHI, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of the Company’s capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of the Company’s assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Company’s legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred stock, the Company’s remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

Voting Rights

Holders of preferred stock will only have such voting rights as specifically provided in the prospectus supplement or as otherwise from time to time required by law.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

DESCRIPTION OF DEBT SECURITIES

Our senior debt securities will be issued under a senior indenture, as amended or supplemented from time to time (the “indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to “NHI,” “we,” “our,” “us,” and “the Company” in this section, we are referring to National Health Investors, Inc., excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein.

The indenture is filed as an exhibit to the Registration Statement of which this prospectus is a part. The indenture is available for inspection at the corporate trust offices of the Trustee at The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, Florida 32256. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). All section references appearing in this description are to sections of the indenture.

General

Our debt securities will be direct, unsecured obligations. The debt securities issued under the indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of directors. The principal amount and series also may be established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time (section 301 of the indenture).

Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indenture). The Trustee may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor Trustee may be appointed to act with respect to such series.

Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

(1) the title of such debt securities;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or (if applicable) the portion of the principal amount of such debt securities which is convertible into shares of our common stock or other equity securities, or the method by which any such portion shall be determined;

(4) if such debt securities are convertible, any limitation on the ownership or transferability of our common stock or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

(5) the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

(6) the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

(7) the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

(8) the date(s) on which any interest will be payable;

(9) the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

(10) the Person to whom any interest shall be payable;

(11) the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(12) the place(s) where:

a. the principal of (and premium, if any) or interest, if any, and Additional Amounts, if any, on such debt securities will be payable,

b. such debt securities may be surrendered for conversion or registration of transfer or exchange, and

c. notices or demands in respect of such debt securities and the indenture may be served;

(13) the period(s) within which, the price(s) at which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

(14) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

(15) if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(16) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

(17) any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the indenture;

(18) whether such debt securities will be issued in certificated or book-entry form;

(19) whether such debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof if other than $5,000 and any integral multiple thereof, and terms and conditions relating thereto;

(20) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

(21) the terms, if any, upon which such debt securities may be convertible into shares of our common stock or other equity securities (and the class thereof) and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion;

(22) whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

(23) if other than the Trustee, the security registrar and/or paying agent;

(24) provisions, if any, granting special rights to holders upon the occurrence of such events as may be specified;

(25) if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery; and

(26) any other terms of such debt securities not inconsistent with the provisions of the indenture.

The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as “Original Issue Discount Securities.” Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

The indenture does not contain any provision that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving the Company or in the event of a change of control of the Company. However, certain restrictions on ownership and transfer of our common stock and other equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control. See “Description of Capital Stock We May Offer.” Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series in registered form will be issued in denominations of $1,000 and integral multiples thereof and debt securities in bearer form will be issued in denominations of $5,000 and integral multiples thereof, other than debt securities issued in global form (section 302 of the indenture).

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the Trustee as follows: The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, Florida 32256. However, we may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 305, 306, 307 and 1002 of the indenture).

Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the indenture (section 307 of the indenture).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indenture). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indenture).

Neither the Company nor the Trustee will be required:

•	to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•	to exchange any bearer security called for redemption except that such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption; or

•	to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indenture).

Merger, Consolidation or Sale

The indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other Person, provided that:

(1) we are the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof and shall expressly assumes payment of the principal of (and premium, if any) and interest and all Additional Amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiaries’ obligation as a result thereof as having been incurred by us or our subsidiaries at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) an officer’s certificate and legal opinion confirming the satisfaction of the conditions are delivered to the Trustee (sections 801 and 803 of the indenture).

Material Covenants

The indenture contains the following covenants:

Existence. Except as permitted under the provisions of the indenture described under the caption “Merger, Consolidation or Sale,” we must preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises. We will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the senior debt securities (section 1004 of the indenture).

Maintenance of Properties. All of our properties that are used or useful in the conduct of our business or the business of our subsidiaries must be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We also are required to make all necessary repairs, renewals, replacements, betterments and improvements to our properties. We must do these things as necessary in our judgment to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we and our subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1005 of the indenture).

Payment of Taxes and Other Claims. We must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

(1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or any of our subsidiaries’ income, profits or property; and

(2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

However, we will not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (section 1006 of the indenture).

Provision of Financial Information. We will be required to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”). If we are not so required to file such reports to the SEC under said Sections, then we will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC’s EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via the SEC’s EDGAR system.

Events of Default, Notice and Waiver

The indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default for 30 days in the payment of any installment of interest, Additional Amounts or coupons on any debt security of such series;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at the time such payment becomes due and payable;

(3) default in making any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty contained in the indenture continued for 60 days after written notice as provided in the indenture; however, default in the performance, or breach, of a covenant or warranty added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series is not an Event of Default;

(5) default under any bond, debenture, note or other evidence of indebtedness of the Company or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or by any subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $10,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of the Company or of any significant subsidiary of the Company as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or of the respective property of either; and

(7) any other Event of Default provided with respect to that series of debt securities (section 501 of the indenture).

If an Event of Default occurs under the indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under the indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under the indenture, as the case may be, may rescind and annul such declaration and its consequences if:

(1) we have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under the indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the Trustee; and

(2) all Events of Default have been cured or waived as provided in the indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under the indenture) (section 502 of the indenture).

The indenture also provides that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the indenture may waive any past default with respect to such series and its consequences.

However, holders may not waive a default:

•	in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any debt security of such series; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indenture).

The indenture provides that the Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of a default under the indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of the Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on or Additional Amounts with respect to any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indenture).

The indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (section 507 of the indenture). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on, and any Additional Amounts in respect of the debt securities held by that holder at the respective due dates thereof (section 508 of the indenture).

Subject to provisions in the indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under the indenture have offered security or indemnity reasonably satisfactory to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders (section 602 of the indenture). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then Outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with the indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (section 512 of the indenture).

Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the indenture and, if so, specify each such default and the nature and status thereof (section 1007 of the indenture).

Modification of the Indenture

Modifications and amendments to the indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:

•	change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

•	change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

•	reduce the principal amount of any such debt security;

•	reduce the rate or amount of interest on any such debt security;

•	reduce the premium payable on redemption of any such debt security;

•	reduce any Additional Amount payable in respect of any such debt security;

•	reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment of principal of (or premium, if any) or interest on any such debt security;

•	change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

•	change our obligation to pay Additional Amounts;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indenture).

The indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the indenture, including those described in the section of this prospectus captioned “Material Covenants” (section 1009 of the indenture).

The Company and the Trustee may modify and amend the indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another Person to our obligations under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us in the indenture;

•	to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of such debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•	to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

•	to secure the debt securities issued thereunder;

•	to establish the form or terms of debt securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of such debt securities into our shares of common stock or shares of preferred stock;

•	to provide for the acceptance of appointment by a successor Trustee;

•	to facilitate the administration of the trusts under the indenture by more than one Trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder;

•	to conform the terms of the indenture or the debt securities of a series to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such debt securities; and

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; however, such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder (section 901 of the indenture).

The indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:

•	the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

•	the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

•	the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

•	debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101 of the indenture).

The indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indenture). The Trustee may call a meeting at any time. The Company or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the indenture (section 1502 of the indenture). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series.

However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indenture).

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting; and

(2) the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (section 1504 of the indenture).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, interest, and Additional Amounts with respect thereto, to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indenture). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.

The indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust (“defeasance”) (section 1402 of the indenture); or

(2) to be released from our obligations relating to (a) sections 1004 to 1006, inclusive, of the indenture (being the restrictions described under the caption “Material Covenants”) and, if provided under the indenture, our obligations with respect to any other covenant contained in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”) (section 1403 of the indenture).

Defeasance or covenant defeasance will occur upon our irrevocable deposit with the Trustee, in trust, of an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.

Such a trust may be established only if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture (section 1404 of the indenture).

“Government Obligations” means securities that are

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and the obligations may not be callable or redeemable at the option of the issuer or issuers thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt (section 101 of the indenture).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of such series is entitled to, and does, elect under the indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

(2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indenture).

“Conversion Event” means the cessation of use of:

(1) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community; or

(2) any currency unit or composite currency for the purposes for which it was established (section 101 of the indenture).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than:

(1) the Event of Default described in clause (4) under “Events of Default, Notice and Waiver” or

(2) the Event of Default described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance,

the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Ranking

The debt securities will constitute our senior unsecured obligations and will rank equal in right of payment with our existing and future senior unsecured obligations. The debt securities will rank senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the debt securities. The debt securities will rank effectively junior in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will rank structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee). As of December 31, 2013, our total consolidated indebtedness (excluding trade payables and unfunded commitments) was approximately $617.1 million, approximately $80.1 million of which was secured indebtedness of our subsidiaries to third parties (excluding trade payables).

The indenture does not limit the amount of indebtedness that we may incur.

Convertible Debt Securities

The following provisions will apply to debt securities that will be convertible into our common stock or other equity securities (“Convertible debt securities”) unless otherwise described in the prospectus supplement for such Convertible debt securities.

Our board of directors will determine the terms and conditions of any Convertible debt securities, if any, issued pursuant to the indenture (“Senior Convertible debt securities”). Such terms and conditions may include whether the Senior Convertible debt securities are convertible into our shares of common or preferred stock (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion) (section 301 of the indenture).

The adjustment provisions for debt securities convertible into our equity securities other than shares of common stock will be determined at the time of issuance of such debt securities and will be set forth in the applicable prospectus supplement.

Reference is made to the section captioned “Description of Capital Stock We May Offer—Common Stock” for a general description of securities to be acquired upon the conversion of Convertible debt securities that are convertible into our common stock, including a description of certain restrictions on the ownership of the shares of common stock.

The Trustee

The Bank of New York Mellon Trust Company, N.A. serves as Trustee for our debt securities pursuant to the indenture.

Definitions

Set forth below are defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of directors, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Holder” means the Person in whose name a debt security is registered in the register for each series of debt securities.

“Indexed Security” means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.

“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:

(1) debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and any coupons appertaining thereto, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(3) debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance;

(4) debt securities which have been paid pursuant to section 306 of the indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations; and

(5) debt securities converted into shares of common stock or preferred stock in accordance with or as contemplated by the indenture, if the terms of such debt securities provide for convertibility pursuant to section 301 of the indenture;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act:

(1) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

(2) the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 of the indenture as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

(3) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

(4) debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries. For purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof, other than bearer securities in global form, and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the Trustee under the indenture, which will then forward such payments to the depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security:

(1) will not be entitled to have debt securities represented by such global security registered in their names;

(2) will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

(3) will not be considered the owners or holders thereof under the indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

(1) DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

(2) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

(3) there shall have occurred and be continuing an event of default under the indenture with respect to the notes.

Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the applicable trustee.

Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

The following is based on information furnished to us by DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on, or accessible through, these websites is not part of, or incorporated by reference into, this prospectus.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the Trustee’s, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to the Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Trustee’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

Neither we, the Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase shares of common stock or preferred stock or debt securities. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of shares of common stock or preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock or preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, other securities or any combination of such securities. Such combinations may include, but are not limited to, units consisting of common stock, preferred stock, debt securities and warrants.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF MARYLAND LAW AND NHI’S CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of Maryland law and of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock

We have restrictions on the ownership and transfer of our common and preferred stock in our charter that are intended to assist us in complying with the requirements to continue to qualify as a REIT. Our charter prohibits the beneficial ownership of shares of common or preferred stock in excess of the ownership limit and any attempted transfer in violation of the ownership limit is void.

Our charter provides that any transfer that (i) would result in a person owning shares in excess of the ownership limit, which as of the date of this prospectus and as a result of the Excepted Holder Agreements discussed below, is (a) for all stockholders who are not Excepted Holders (as defined below), 7.5%, in number or value, of our outstanding shares of common stock or (b) for Excepted Holders, the limit specifically set forth in the applicable Excepted Holder Agreement, (ii) would cause NHI to be beneficially owned by fewer than 100 persons, or (iii) would cause NHI to be “closely held” under the Internal Revenue Code of 1986, as amended (the “Code”), would be void. For purposes of the ownership limit, shares are beneficially owned by the person who is the actual owner or who is treated as the owner of such shares, directly, indirectly or constructively under the Code.

Any shares that are owned in violation of the ownership limit or that would cause us to be closely held will be automatically converted into shares of “Excess Stock” under our charter effective as of the day before the transaction giving rise to the conversion. Our charter provides that, upon conversion, shares of Excess Stock will be deemed to be contributed into a trust held for the sole benefit of a tax exempt charitable organization designated by our board of directors. Shares of Excess Stock will carry the same voting rights and rights to distributions and dividends as the shares from which they were converted. However, any distributions or dividends paid on the shares of Excess Stock will be held in the trust and all voting rights with respect to the shares of Excess Stock may be exercised only by the trustee. The trustee may sell shares of Excess Stock provided that any such sale would not result in a violation of the ownership limitation. From the proceeds of such sale, the trustee is required to distribute to the record holder of such shares the lesser of (i) the price paid by the record owner for such shares (or, if no consideration was paid by such record owners, the average closing price for such shares for the ten trading days immediately preceding the date the record owner acquired such shares) or (ii) the proceeds received by the trustee. All remaining proceeds will be distributed to the charitable beneficiary.

We may purchase shares converted into Excess Stock for a price per share equal to the lesser of (i) the per share price paid by the record owner in the transaction that cause such shares to be converted into Excess Stock or (ii) the average closing price for such shares for the ten trading days immediately preceding the date NHI exercises its purchase right.

Our board of directors has the power to permit persons to own shares in excess of the ownership limit (thereby becoming Excepted Holders) provided that the board believes that NHI’s REIT status will not be jeopardized and any such persons enter into excepted holder agreements with us.

Effective April 29, 2008, we entered into Excepted Holder Agreements with W. Andrew Adams and certain members of his family. These written agreements are intended to restate and replace the parties’ prior verbal agreement. A separate agreement was entered into with each of the spouse and children of Dr. Carl E. Adams and others within Mr. W. Andrew Adams’ family. We needed to enter into such an agreement with each family member because of the complicated ownership attribution rules under the Code. These agreements permit the “Excepted Holders” to own stock in excess of 9.9% up to the limit specifically provided in the individual agreement and not lose rights with respect to such shares. However, if the stockholder’s stock ownership exceeds the limit then such shares in excess of the limit become Excess Stock. The purpose of these agreements is to ensure that NHI does not violate the prohibition against a real estate investment trust being closely held.

Based on the Excepted Holder Agreements currently outstanding, as of the date of this prospectus, the ownership limit of our outstanding common stock for all other stockholders who are not Excepted Holders is approximately 7.5%. This ownership limit may change if we enter into additional Excepted Holder Agreements. Our charter gives our board of directors broad powers to prohibit and rescind any attempted transfer in violation of the ownership limit.

Upon demand by us, each stockholder must disclose such information with respect to direct and indirect ownership of stock owned (or deemed to be owned after applying the rules applicable to REITs under the Code) as our board of directors deems reasonably necessary in order that we may fully comply with the REIT provisions of the Code. Proposed transferees of stock must also satisfy the board, upon demand, that such transferees will not cause us to fall out of compliance with such provisions.

Election of Directors

Our bylaws provide that our board of directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than nine. The directors are divided into three classes (Class A, Class B and Class C), with directors in each class serving for three-year terms and only one class up for election each year. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the class of our directors that are up for election at such annual meeting. A vacancy which arises through the death, resignation or removal of a director or as a result of an increase in the number of directors may be filled by a majority vote of the entire board of directors, and a director so elected shall serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Our bylaws provide that nominations of persons for election to our board of directors may be made only:

•	by, or at the direction of, a majority of our board of directors or a duly authorized committee thereof; or

•	by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

Removal of Directors

Our charter does not vary the default provisions of the MGCL regarding the removal of directors. Accordingly, the stockholders may remove any director, with cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors, except that if the stockholders of any class or series are entitled separately to elect one or more directors, a director elected by a class or series may not be removed without cause except by the affirmative vote of a majority of all the votes of that class or series. A director may not be removed without cause.

Business Combination Provisions

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of our outstanding voting stock (an “Interested Stockholder”) or any affiliate thereof must be: (a) recommended by our board of directors; and (b) approved by the affirmative vote of at least (i) 80% of our outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, NHI’s common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for his shares. In addition, an Interested Stockholder or any affiliate thereof may not engage in a business combination with us for a period of five years following the date of becoming an Interested Stockholder. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to a person’s becoming an Interested Stockholder.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” may not be voted except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders excluding shares owned by the acquirer, officers and directors who are employees of NHI. “Control shares” are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquirer to vote in the election of directors within any of the following ranges of voting power: (i) 10% or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of the outstanding shares. Control shares do not include shares the acquiring person is entitled to vote because stockholder approval has previously been obtained. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, NHI may itself present the question at any stockholders’ meeting.

Subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for “fair value” determined, without regard to voting rights, as of the date of the last control shares acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share in the control shares acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter’s rights do not apply in the context of control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to the acquisitions approved or excepted by our charter or bylaws prior to a control share acquisition.

The limitation on ownership of stock set forth in our charter, as well as Maryland business combination and control share acquisition statutes, could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.

Duties of Directors with Respect to Unsolicited Takeovers

Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Unsolicited Takeovers

Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

Amendments to our Charter

Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board of directors and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. In certain limited circumstances, the board of directors may amend the charter by way of a majority of the entire board of directors but without action by the stockholders.

Amendments to our Bylaws

To the fullest extent permitted by the MGCL, our board of directors shall have the power at any annual, regular or special meeting (with appropriate notice), to alter or repeal any of our bylaws and to make new bylaws. Our stockholders shall have the power at any annual or special meeting (with appropriate notice), with the approval of stockholders holding more than 66 2/3% of all outstanding shares of our capital stock, to alter or repeal any of our bylaws and to make new bylaws.

Dissolution of NHI

Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast by our stockholders on the matter.

FEDERAL INCOME TAX CONSIDERATIONS AND CONSEQUENCES OF YOUR INVESTMENT

The following discussion summarizes our taxation and the material Federal income tax consequences associated with an investment in our securities. The tax treatment of security holders will vary depending upon the holder’s particular situation, and this discussion addresses only holders that hold securities as a capital asset and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Holders”);

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Holders”); and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section are based on the Code, its legislative history, current and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

No rulings have been issued by, or will be sought from, the IRS, or from any other taxing authority, as to any of the matters described in this prospectus. In the absence of any such rulings, no assurances can be given that the following discussion and opinions will prove to be accurate, or that the courts will agree with the tax consequences described below in the event of a challenge by the IRS.

This section is not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our securities. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

U.S. Federal Taxation of NHI as a REIT

We have elected to be taxed as a REIT, and since our formation, have filed our federal income tax return as a REIT. We believe that we have met the requirements for qualification as a REIT since our initial REIT election in 1991, and we expect to qualify as such for each of our taxable years. Our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the various qualification tests and organizational requirements imposed under the Code, as discussed below, including qualification tests based on NHI’s assets, income, distributions and stock ownership.

Locke Lord LLP has provided us an opinion that we have been organized and, for the taxable year ended December 31, 2010, through the taxable year ended December 31, 2013, we have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current manner of organization and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for 2014 and thereafter. You should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In providing its opinion, Locke Lord LLP is relying, as to certain factual matters, upon the statements and representations contained in a certificate provided to Locke Lord LLP by us. Locke Lord LLP has assumed for purposes of its opinion that (i) we have met the requirements for qualification and taxation as a REIT at all times during the period beginning with our initial REIT election in 1991 and ending on December 31, 2009, and (ii) any prior legal opinions we have received to the effect that we satisfied the requirements for qualification and taxation as a REIT are correct. The conclusions reached in the opinion of Locke Lord LLP are expressly conditioned on the accuracy of such assumptions.

Our qualification as a REIT will depend upon our continuing satisfaction of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements. Locke Lord LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT. See “—Failure to Qualify as a REIT” below.

The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Our distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a “C corporation” (as defined below) or (ii) the corporate dividends received deduction. Further, we will be subject to federal tax in the following circumstances:

•	First, we will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, we may have to pay the alternative minimum tax on items of tax preference.

•	Third, if we have (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income.

•	Fourth, if we have net income from “prohibited transactions,” as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbor or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

•	Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—Requirements for Qualification,” but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) the amount by which 75% of our gross income exceeds the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) the amount by which 95% of our gross income exceeds the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

•	Sixth, if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we will likely be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests.

•	Seventh, if we fail to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements.

•	Eighth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required distribution over the sum of (a) the amount actually distributed plus (b) retained amounts on which corporate tax is paid by us.

•	Ninth, if we acquire any appreciated asset from a C corporation in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset in our hands, and we recognize gain on the disposition of that asset during the 10-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. In general, a “C corporation” means a corporation that has to pay full corporate-level tax.

•	Tenth, if we receive non-arm’s length income from one of our taxable REIT subsidiaries (as defined under “—Requirements for Qualification”), we will be subject to a 100% tax on the amount of our non-arm’s-length income.

•	Eleventh, we may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for the proportionate share of the tax we paid.

•	Twelfth, income earned by our taxable REIT subsidiaries will be subject to tax at regular rates.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•	during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities; and

•	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We expect that we will satisfy the conditions described in the first through the seventh bullet points of the preceding paragraph. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the stock are described in the section “Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock” above.

Where appropriate, we have entered into certain Excepted Holder Agreements that allow certain stockholders to exceed certain charter limits while minimizing the risk that we will fail to satisfy the share requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in the fifth and sixth bullet points above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth bullet point above, we will be treated as having met this requirement. See “—Failure to Qualify as a REIT” below.

For purposes of determining share ownership under the sixth bullet point, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT that does not join with the REIT in making a taxable REIT subsidiary election. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.

If, as in our case, a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. Also, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of all partnerships and limited liability companies in which we own an interest and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries

We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the U.S. federal income tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests.”

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, if we attach a schedule of the sources of our income to our return, and if any income would be entitled to the benefit of these relief provisions. As discussed above in “U.S. Federal Taxation of NHI as a REIT,” even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is generally excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales.

•

Second, we must not own, and an actual or constructive owner of 10% or more of our capital stock must not own, actually or constructively, 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant, unless such tenant is our taxable REIT subsidiary and certain other conditions are met. The uncertainty of the application of the attribution rules at any point in time makes uncertain the determination that all or the requisite percentage of rents received by us from tenants that are publicly owned entities, such as National HealthCare Corporation or NHC, are “rents from real property” within the meaning of the Code. We believe that we have not owned directly or by attribution at any time 10% or more of the outstanding ownership interests in any tenant. If the rents received do not qualify, we might not qualify as a REIT unless the relief provisions described below are determined to be available. Management of NHI has carefully reviewed the ownership of NHC and of each other tenant and of our common stock with the foregoing attribution rules in mind and, to the best of its knowledge, we do not own directly or by attribution 10% or more of the outstanding ownership interests in any tenant, including NHC.

•	Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”).

•	Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not provided services to leased properties that have caused rents to be disqualified as rents from real property, and in the future, we intend that any services provided will not cause rents to be disqualified as rents from real property.

We generally do not intend to receive rent that fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances of the particular transaction. There is a safe harbor from such treatment, under which we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) the aggregate fair market value or aggregate adjusted bases of property sold during the year of sale is 10% or less of the aggregate fair market value or aggregate adjusted bases, respectively, of all our assets as of the beginning of the taxable year, excluding sales of foreclosure property and involuntary conversions, and (y) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income. The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. We intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives, and we believe that we have complied with the safe harbor provisions and will continue to so comply in the future. However, the IRS may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

Hedging Transactions. Except to the extent provided by Treasury Regulations, any income we derive from hedging transactions (which may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts) which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of either the 75% or 95% gross income tests, and therefore will be exempt from these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets or is entered into primarily to manage the risk of foreign currency fluctuations. Income from any hedging transactions not described above will likely continue to be treated as nonqualifying for both the 75% and 95% gross income tests.

The Treasury has the authority to determine whether any item of income or gain which does not otherwise qualify under the 75% or 95% gross income tests, may be excluded as gross income for purposes of such tests or may be considered income that qualifies under such test. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “—U.S. Federal Taxation of NHI as a REIT,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) real estate assets, including interests in real property, leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property, (e) stock in other REITs; and (f) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries; and

•	Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term ‘securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.

Failure to Satisfy the Asset Tests

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. For example, there are relief provisions that are generally available for failures of the 5% asset test and the 10% asset tests if the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within six months following the quarter in which it was discovered. Additionally, there are provisions that allow a REIT that fails one or more of the asset requirements to maintain its qualification as a REIT if the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax consisting of the greater of $50,000 per failure and a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Taxable REIT Subsidiary

A REIT may directly or indirectly own stock in a taxable REIT subsidiary. A taxable REIT subsidiary may be any corporation in which we directly or indirectly own stock and where both NHI and the subsidiary make a joint election to treat the corporation as a taxable REIT subsidiary, in which case it is treated separately from us and will be subject to federal corporate income taxation. Our stock, if any, of a taxable REIT subsidiary is not subject to the 10% or 5% asset tests. Instead, the value of all taxable REIT securities owned by us cannot exceed 25% of the value of our assets. We currently own all of the membership interests of NHI-SS TRS, LLC, a taxable REIT subsidiary. Such taxable REIT subsidiary will be subject to federal corporate income taxation.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends, to our stockholders in an aggregate amount not less than: the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We must pay such dividends in the taxable year to which they relate, or in the following taxable year if we declare the dividend before we timely file our federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration and within the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions may relate to the prior year for purposes of the 90% distribution requirement. However, if we declare a dividend in October, November or December of a taxable year, such dividend is payable to stockholders of record on a specified date in any such month and such dividend is actually paid before the end of the January of the following year, such dividend will be treated as both paid by us and received by our stockholders on December 31 of the year in which it was declared.

In order for distributions to be counted toward our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of stock set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the requirements for REIT qualification.

To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our real estate investment trust taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required dividend over the amounts actually distributed.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. Further, we believe that our cash flow will generally exceed our REIT taxable income, and therefore, we anticipate that we will generally have sufficient cash or liquid assets to satisfy the distribution requirements. However, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). If these timing differences occur, we may be required to borrow funds or sell assets to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and penalties based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of the outstanding common stock. We have complied and intend to continue to comply with these requirements.

Accounting Period

In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We will use the calendar year as our accounting period for federal income tax purposes for each and every year we intend to operate as a REIT.

Failure to Qualify as a REIT

If we failed to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to stockholders. We would not be required to make any distributions to stockholders, and any dividends to stockholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits (which may be subject to tax at preferential rates to individual stockholders). Corporate stockholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Relief From Certain Failures of the REIT Qualification Provisions

If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Taxation of Taxable U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of securities that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of U.S., any State thereof or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. holders as ordinary income. Individuals receiving “qualified dividends” from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 20%) provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for such lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual stockholders) (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. The lower rates will apply only to the extent we designate a distribution as qualified dividend income in a written notice to you. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Dividends of this kind will not be eligible for the dividends received deduction in the case of taxable U.S. holders that are corporations. Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that such designated amounts do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holders has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. Taxable U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gains on the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously-claimed depreciation deductions.

To the extent that we pay dividends, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. holder has in our stock for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. holder’s adjusted basis in its common stock will be taxable as capital gains, provided that the stock is held as a capital asset.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. However, we generally are allowed to carry over such losses for potential offset against our future income, subject to certain limitations.

We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. holders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of such U.S. holder’s share of our undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Dividends made by us and gain arising from a taxable U.S. holder’s sale or exchange of our stock will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive losses against that income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

When a taxable U.S. holder sells or otherwise disposes of our securities, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the security for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the security as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the security for more than one year. Long-term capital gains of an individual taxable U.S. holder is generally taxed at preferential rates (currently, a maximum of 20%). Any gain recognized by an individual stockholder on the sale of our securities held for less than one year will be taxed at ordinary income rates (currently, a maximum of 39.6%). The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of our securities that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the holder from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us

A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;

•	results in a “complete termination” of the U.S. holder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange.

Medicare Tax on Investment Income

Subject to certain exceptions, U.S. holders that are individuals, estates or trusts are required to pay a 3.8% Medicare tax on, among other items of income, dividends and capital gains from the sale or other disposition of our stock. U.S. holders are urged to consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our stock.

Information Reporting Requirements and Backup Withholding

We will report to our holders of our stock and to the IRS the amount of interest or dividends we pay during each calendar year and the amount of tax we withhold, if any. A holder may be subject to backup withholding with respect to dividends unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any holders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. holders, see “—Taxation of Non-U.S. Holders.”

Taxation of Tax-Exempt Holders

Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entity described in the next paragraph and has not held its stock as “debt-financed property” within the meaning of the Code, and the stock is not otherwise used in a trade or business, the dividend income from the stock will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of stock will not constitute unrelated business taxable income unless the tax-exempt holder has held the stock as “debt-financed property” within the meaning of the Code or has used the stock in a trade or business.

Income from an investment in our securities will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its securities. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•	either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. We do not expect to be classified as a pension-held REIT, but this cannot be guaranteed.

The rules described above in “—Taxation of Taxable U.S. Holders” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.

Ordinary Dividends. Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in our stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8BEN or W-8BEN-E) is filed with us or the appropriate withholding agent or (b) the non-U.S. holders files an IRS Form W-8ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Dividends to a non-U.S. holder that are designated by us at the time of dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

Return of Capital. Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder to the extent that they do not exceed the adjusted basis of the non-U.S. holder’s stock. Distributions of this kind will instead reduce the adjusted basis of the stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder’s common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current accumulated earnings and profits.

Capital Gain Dividends. For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. The above rules relating to distributions attributable to gains from our sales or exchanges of U.S. real property interests (or such gains that are retained and deemed to be distributed) will not apply with respect to a non-U.S. holder that does not own more than 5% of our common stock at any time during the taxable year, provided our common stock is “regularly traded” on an established securities market in the U.S. We believe, but cannot guarantee, that our stock is, or will remain, “regularly traded.” We are required by applicable Treasury Regulations under the Foreign Investment in Real Property Tax Act of 1980, as amended, to withhold 35% of any distribution that we could designate as a capital gains dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. holder, withholding does not apply to the distribution under this statute. Rather, we must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. holder may credit the amount withheld against its U.S. tax liability.

Sale of Our Stock. Gain recognized by a non-U.S. holder upon a sale or exchange of our stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if we are a “domestically controlled REIT,” defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe, but cannot guarantee, that we have been and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally should not apply to the sale of our common stock. However, because our stock is publicly traded, no assurance can be given that the we will qualify as a domestically controlled REIT at any time in the future. Gain to which this statute does not apply will be taxable to a non-U.S. holder if investment in the common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holders as to U.S. holders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

If we were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. holder’s sale of common stock only if the selling non-U.S. holders owned more than 5% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common stock sold or the five-year period ending on the date when the stockholder disposed of the common stock. If tax under this statute applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes and exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or are paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS in a timely manner.

Tax Aspects of the Partnerships

We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “U.S. Federal Taxation of NHI as a REIT—Asset Tests” and “U.S. Federal Taxation of NHI as a REIT—Income Tests” above. This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect on our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an “eligible entity”) may elect to be taxed as a partnership or disregarded entity for U.S. federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for U.S. federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for U.S. federal income tax purposes unless it elects otherwise. The partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

Taxation of the Leases

The availability to us of, among other things, depreciation on our Health Care Facilities will depend upon the treatment of us as the owner of the Health Care Facilities and the classification of our leases as true leases, rather than, for example, financing transactions for federal income tax purposes. Based on a number of court decisions, whether we will be treated as the owner of the Health Care Facilities and whether each lease will constitute a true lease for federal income tax purposes will be determined by reference to the facts and circumstances.

No assurances can be given that the IRS will not successfully challenge our status as the owner of the Health Care Facilities and the status of each lease as a true lease. For example, the IRS could take the position that NHC’s original contribution of the real property in 1991 and leaseback of the Health Care Facilities by NHC constituted a financing transaction in which NHC is the owner and NHI merely a secured creditor. In such event, we would not be entitled to claim depreciation with respect to any facility subject to the lease. As a consequence, we might lack sufficient cash or liquid assets to meet the distribution requirements, or if the requirements were met, a larger percentage of distributions from us in a particular year would constitute ordinary dividend income instead of a partial return of capital to our stockholders.

State and Local Taxes

We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. For instance, while some states recognize the status of REITs as corporations and permit them to substantially eliminate corporate-level taxation via deductible distributions, other states may not. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Withholding Taxes on Certain Foreign Accounts

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non- U.S. entities. Under these rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. holders who own our capital stock through foreign accounts or foreign intermediaries and certain non-U.S. holders. Specifically, after June 30, 2014, a 30% withholding tax may be imposed on dividends, and, after December 31, 2016, gross proceeds from the sale or other disposition of capital stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Prospective investors should consult their tax advisors regarding these rules.

Investors Should Seek Their Own Tax Advice

The preceding is a brief summary of the tax considerations potentially affecting NHI and its stockholders. This discussion is based on the current state of the law, which is subject to legislative, administrative or judicial actions. Moreover, the discussion does not fully address consideration that may adversely affect the treatment of certain prospective investors (such as corporations, foreign and tax-exempt investors). In these circumstances, and particularly because the ultimate tax impact may vary depending upon the personal circumstances of each investor, ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS OF OWNING AND DISPOSING OF COMMON STOCK OR PREFERRED STOCK OF NHI.

Taxation of Debt Securities

The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of debt securities issued by NHI. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

U.S. Holders

Stated Interest and Market Discount. U.S. holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the U.S. holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security’s stated principal amount. The market discount rules also provide that a U.S. holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the U.S. holder disposes of the debt security in a taxable transaction.

A U.S. holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

Amortizable Bond Premium. Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the U.S. holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the U.S. holder’s acquisition date to the debt security’s maturity date. A U.S. holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.

The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Prospective investors are urged to consult their own tax advisors as to the consequences of the treatment of this premium as an offset to interest income for federal income tax purposes.

Payments in Excess of Stated Interest and Principal. In certain circumstances, we may be obligated to make payments in excess of stated interest and the principal amount of the debt securities. Unless otherwise provided in the prospectus supplement pursuant to which any such debt securities are issued, we intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the debt securities, that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a U.S. holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in “– U.S. Holders – Disposition.” This position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to NHI’s position, which could affect the timing and character of a U.S. holder’s income and the timing of deductions with respect to the debt securities. U.S. holders are urged to consult their own tax advisors regarding the potential application to our debt securities of the contingent payment debt instrument rules and the consequences thereof.

Disposition. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the U.S. holder’s tax basis in the debt security as increased by any market discount previously included in income by the U.S. holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the U.S. holder and had been held for more than one year.

Non-U.S. Holders

Interest. Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such holder’s conduct of a U.S. trade or business will not be subject to U.S. federal withholding tax, provided that:

•	such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of NHI entitled to vote;

•	such holder is not a controlled foreign corporation with respect to which NHI is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	(a) the non-U.S. holder certifies in a statement provided to NHI or its paying agent, under penalties of perjury, that it is not a U.S. person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to NHI or its paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides NHI or its paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the non-U.S. holder must inform the withholding agent of any change in the information on the statement within 30 days of such change.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a U.S. trade or business and the holder provides NHI with appropriate certification (as discussed below under “—Non-U.S. Holders—U.S. Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the U.S. and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the U.S. for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a debt security.

In certain circumstances, we may be required to make certain payments in excess of stated interest and the principal amount of the debt securities. Except as otherwise described in the applicable prospectus supplement, such payments generally should be treated as additional amounts paid for the debt securities, subject to the rules described above.

U.S. Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a U.S. trade or business.

ERISA CONSIDERATIONS

NHI intends to conduct its affairs so that its assets will not be deemed to be “plan assets” of any individual retirement account, employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or other qualified retirement plan subject to Section 4975 of the Code which acquires its securities. The Company believes that, under present law, its distributions do not create so called “unrelated business taxable income” to tax exempt entities such as pension trusts, subject, however, to special rules which apply to pension trusts holding more than 10% of the securities.

PLAN OF DISTRIBUTION

We may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers;

•	in block trades;

•	through a combination of any of these methods of sale; and

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principals for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer-manager may realize profits or losses independent of any dealer-manager fee paid by us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations and will include information about any commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, NHI and its subsidiaries in the ordinary course of business.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Locke Lord LLP. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The financial statements and schedules as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013 and the historical statement of revenues and certain direct operating expenses of Care YBE Subsidiary LLC for the year ended December 31, 2012, as set forth in the Current Report on Form 8-K/A filed by us with the SEC on September 4, 2013, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Holiday AL Holdings LP as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, included in Amendment No. 1 to National Health Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 filed with the SEC on February 24, 2014 have been audited by Ernst & Young LLP, independent auditors, as set for in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the NHI portfolio as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, included in National Health Investors, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 3, 2014 have been audited by Ernst & Young LLP, independent auditors, as set for in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$175,000,000

National Health Investors, Inc.

3.25% Convertible Senior Notes due 2021

PROSPECTUS SUPPLEMENT

March 19, 2014

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Stifel